LLOYDS BANKING GROUP PLC

as Company,

THE BANK OF NEW YORK MELLON,
acting through its London Branch

as Trustee

and

THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH,

as Capital Security Registrar

FIFTH SUPPLEMENTAL INDENTURE

dated as of September 7, 2022

to

CAPITAL SECURITIES INDENTURE

dated as of March 6, 2014

in respect of

£750,000,000 Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Contingent Convertible Securities

TABLE OF CONTENTS

Page

Article 1

Definitions		2
Section 1.01.	Definition of Terms.	2
Section 1.02.	Separability Clause.	21
Section 1.03.	Benefits of Instrument.	21
Section 1.04.	Relation to Capital Securities Indenture.	21

Article 2

Article 3

Anti-Dilution		44
Section 3.01.	Adjustment of Conversion Price.	44
Section 3.02.	Qualifying Relevant Event.	49
Section 3.03.	No Change to the Terms of Additional Tier 1 Securities on Non-Qualifying Relevant Event.	50

i

Article 4

Enforcement Events and Remedies	50

Article 5

Subordination		53
Section 5.01.	Subordination to Claims of Senior Creditors.	53
Section 5.02.	No Set-Off.	55

Article 6

Covenants	55
Section 6.01.	Undertakings.	55

Article 7

Satisfaction and Discharge	56
Section 7.01.	Satisfaction and Discharge of Indenture.	56

Article 8

Supplemental Indentures	57
Section 8.01.	Amendments or Supplements Without Consent of Holders.	57
Section 8.02.	Amendments or Supplements With Consent of Holders.	57
Section 8.03.	Holders Approval of Amendments.	58
Section 8.04.	Relevant Regulator Consent.	58

Article 9

Amendments to the Capital Securities Indenture	58
Section 9.01.	Additional Amounts.	58
Section 9.02.	Registration, Registration of Transfer and Exchange.	60
Section 9.03.	Paying Agent.	62
Section 9.04.	Certain Rights of Trustee.	62

Article 10

Miscellaneous	62
Section 10.01.	Effect of Supplemental Indenture.	62
Section 10.02.	Other Documents to Be Given to the Trustee.	62
Section 10.03.	Notices to, and Consents Required from, the Relevant Regulator to Be Given to the Trustee.	63

ii

Section 10.04.	Survival.	63
Section 10.05.	Confirmation of Indenture.	63
Section 10.06.	Concerning the Trustee.	63
Section 10.07.	Governing Law.	63
Section 10.08.	Counterparts.	63
Section 10.09.	Bail-in Relating to BRRD Party.	64

iii

This FIFTH SUPPLEMENTAL INDENTURE (“Fifth Supplemental Indenture”), dated as of September 7, 2022, among, LLOYDS BANKING GROUP PLC, a company incorporated in Scotland with registered number 95000, as issuer (the “Company”), THE BANK OF NEW YORK MELLON, a banking corporation duly organized and existing under the laws of the State of New York, acting through its London Branch, as trustee under the Capital Securities Indenture hereinafter referred to (the “Trustee”) having its Corporate Trust Office at One Canada Square, London E14 5AL, United Kingdom and THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH, as capital security registrar.

WITNESSETH:

WHEREAS, the Company and the Trustee have executed and delivered a Capital Securities Indenture, dated as of March 6, 2014 (the “Capital Securities Indenture” and, together with this Fifth Supplemental Indenture, the “Indenture”), to provide for the issuance of the Company’s Capital Securities (the “Securities”);

WHEREAS, the Company hereto desires to issue a series of Securities to be known as the £750,000,000 Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Contingent Convertible Securities (the “Additional Tier 1 Securities”);

WHEREAS, the parties hereto desire to establish that the Additional Tier 1 Securities shall be issued in the form of one or more Global Securities substantially in the form of Exhibit A to this Fifth Supplemental Indenture pursuant to Sections 2.01 and 3.01 of the Capital Securities Indenture;

WHEREAS, Section 9.01(f) of the Capital Securities Indenture permits the Company and the Trustee to enter into a supplemental indenture to establish the forms or terms of Securities of any series as permitted under Sections 2.01 and 3.01 of the Capital Securities Indenture without the consent of Holders;

WHEREAS, Section 9.01(d) of the Capital Securities Indenture permits the Company and the Trustee to add to, change or eliminate any provisions of the Capital Securities Indenture, subject to certain conditions, without the consent of Holders;

WHEREAS, this Fifth Supplemental Indenture shall amend and supplement the Capital Securities Indenture but only with respect to the Additional Tier 1 Securities; to the extent the terms of the Capital Securities Indenture are inconsistent with such provisions of this Fifth Supplemental Indenture, the terms of this Fifth Supplemental Indenture shall govern, but only with respect to the Additional Tier 1 Securities;

WHEREAS, the entry into of this Fifth Supplemental Indenture has been authorized pursuant to a Board Resolution, as required by Section 9.01 of the Capital Securities Indenture; and

WHEREAS, the Company has requested and does hereby request that the Trustee execute and deliver this Fifth Supplemental Indenture and whereas all actions required by the Company to be taken in order to make this Fifth Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Fifth Supplemental Indenture has been duly authorized in all respects,

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

Article 1
Definitions

Section 1.01. Definition of Terms. For all purposes of this Fifth Supplemental Indenture:

(a)       a term defined anywhere in this Fifth Supplemental Indenture has the same meaning throughout;

(b)       capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Capital Securities Indenture;

(c)       the singular includes the plural and vice versa;

(d)       headings are for convenience of reference only and do not affect interpretation;

(e)       for purposes of this Fifth Supplemental Indenture and the Capital Securities Indenture, the term “series” shall mean the series of Securities designated as the Additional Tier 1 Securities;

(f)       the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Fifth Supplemental Indenture, refer to this Fifth Supplemental Indenture as a whole and not to any particular provision of this Fifth Supplemental Indenture;

(g)       the terms “U.S. dollars” and “$” and mean United States Dollars;

(h)       the terms “pounds sterling” and “£” mean British pounds sterling;

(i)       references herein to a specific Section, Article or Exhibit refer to Sections or Articles of, or an Exhibit to, this Fifth Supplemental Indenture;

(j)       wherever the words “include”, “includes” or “including” are used in this Fifth Supplemental Indenture, they shall be deemed to be followed by the words “without limitation;”

(k)       the use of “or” is not intended to be exclusive unless expressly indicated otherwise;

(l)       for purposes of Article III of this Fifth Supplemental Indenture, references therein to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment; and

(m)       references to any issue or offer or grant to Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

“Accrued Interest” means any accrued and unpaid interest on the Additional Tier 1 Securities, excluding any interest which has been canceled or deemed to be canceled as described in Section 2.03 and Section 2.04 hereof.

“Acquirer” means the person which, following a Relevant Event, controls the Company.

“Additional Tier 1 Capital” has the meaning given to it by the Relevant Regulator from time to time.

“ADS” means the American Depository Shares which are the subject of the ADS Deposit Agreement.

“ADS Deposit Agreement” means the Amended and Restated Deposit Agreement among the Company, The Bank of New York Mellon and all holders from time to time of American Depositary Receipts issued thereunder.

“ADS Depository” means The Bank of New York Mellon, as the depositary under the Company’s ADS Deposit Agreement.

“Alternative Consideration” means in respect of each Additional Tier 1 Security and as determined by the Company (i) if all of the Settlement Shares to be issued and delivered following Automatic Conversion are sold in the Settlement Shares Offer, the pro rata share of the cash proceeds from the sale of such Settlement Shares attributable to such Additional Tier 1 Security (less an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid in connection with the issue and delivery of Settlement Shares to the Settlement Share Depository pursuant to the Settlement Shares Offer), (ii) if some but not all of such Settlement Shares to be issued and delivered upon Automatic Conversion are sold in the Settlement Shares Offer, (x) the pro rata share of the cash proceeds from the sale of such Settlement Shares attributable to such Additional Tier 1 Security (less an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid in connection with the delivery of the Settlement Shares to the Settlement Share Depository pursuant to the Settlement

Shares Offer) and (y) the pro rata share of such Settlement Shares not sold pursuant to the Settlement Shares Offer attributable to such Additional Tier 1 Security rounded down to the nearest whole number of Settlement Shares and (iii) if no Settlement Shares are sold in the Settlement Shares Offer, the relevant number of Settlement Shares that would have been received had the Company not elected that the Settlement Share Depository should carry out a Settlement Shares Offer.

“Applicable Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy and prudential supervision (including, without limitation, as to leverage) then in effect in the United Kingdom including, without limitation to the generality of the foregoing (and for so long as the same are applicable in the United Kingdom), any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator, from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to the Company or to the Company and its subsidiaries).

“Approved Entity” means a body corporate that is incorporated or established under the laws of an OECD member state and which, on the occurrence of the Relevant Event, has in issue Relevant Shares.

“Assets” means the unconsolidated gross assets of the Company, as shown in the latest published audited balance sheet of the Company, adjusted for subsequent events in such manner as the directors of the Company may determine.

“Automatic Conversion” means the irrevocable and automatic release of all of the Company’s obligations under the Additional Tier 1 Securities in consideration of the Company’s issuance and delivery of the Settlement Shares at the Conversion Price on the Conversion Date to the Settlement Share Depository (on behalf of the Holders and Beneficial Owners of the Additional Tier 1 Securities) in accordance with the terms of the Additional Tier 1 Securities.

“Bail-in Legislation” means in relation to a Member State of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation.

“Banking Act” means the U.K. Banking Act 2009, as amended.

“Beneficial Owners” shall mean (a) with respect to Global Securities, the owners of beneficial interests in the Securities prior to the occurrence of the Final Cancellation Date and (b) with respect to definitive Securities, the Holders in whose names the Securities are registered in the Capital Security Register.

“BRRD” means Directive 2014/59/EU (as amended or superseded) establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

“BRRD Party” means the Capital Security Registrar.

“Business Day” means any day (other than a Saturday, a Sunday or a public holiday) on which commercial banks and foreign exchange markets are open for business in London, England.

“Calculation Agent” means The Bank of New York Mellon, acting through its London Branch, or its successor appointed by the Company pursuant to the Calculation Agent Agreement between the Company and The Bank of New York Mellon, London Branch dated as of the date hereof.

“Cancellation Date” means (i) with respect to any Additional Tier 1 Security for which a Settlement Notice is received by the Settlement Share Depository on or before the Notice Cut-off Date, the applicable Settlement Date and (ii) with respect to any Additional Tier 1 Security for which a Settlement Notice is not received by the Settlement Share Depository on or before the Notice Cut-off Date, the Final Cancellation Date.

“Cash Component” means that portion, if any, of the Alternative Consideration consisting of cash.

“Cash Dividend” means any dividend or distribution in respect of the Ordinary Shares which is to be paid or made to the Shareholders as a class in cash (in whatever currency) and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to the Shareholders upon or in connection with a reduction of capital.

“CET1 Capital” means, at any date, the sum, expressed in pounds sterling, of all amounts that constitute Common Equity Tier 1 Capital of the Group as at such date, less any deductions from Common Equity Tier 1 Capital of the Group required to be made as at such date, in each case as calculated by the Company on a consolidated and Fully Loaded basis in accordance with the Applicable Regulations applicable to the Group as at such date (which calculation shall be binding on the Trustee and Holders and Beneficial Owners of the Additional Tier 1 Securities).

“CET1 Ratio” means, at any date, the ratio of the Group’s CET1 Capital as of such date to Risk Weighted Assets as of the same such date, expressed as a percentage, and on the basis that all measures used in such calculation shall be calculated on a Fully Loaded basis.

“Clearing Systems” means Clearstream, Luxembourg and Euroclear.

“Clearing System Business Day” means a day on which each of Euroclear and Clearstream, Luxembourg is open for business.

“Clearstream, Luxembourg” means Clearstream Banking, S.A.

“Common Equity Tier 1 Capital” shall have the meaning ascribed to such term in UK CRR (as the same may be amended or replaced from time to time) as interpreted and applied in accordance with the Applicable Regulations then applicable to the Group.

“Compliant Securities” means securities issued directly by the Company that, (a) have terms not materially less favorable to an investor than the terms of the Additional Tier 1 Securities (as reasonably determined by the Company in consultation with an investment bank or financial adviser of international standing (which in either case is independent of the Company)) and provided that the Company has delivered an officer’s certificate to such effect (including as to such consultation) to the Trustee (upon which the Trustee shall be entitled to rely without further enquiry and without liability to any person) prior to the issue or variation of the relevant securities; (b) subject to (a) above (1) contain terms which comply with the then current requirements of the Relevant Regulator in relation to Additional Tier 1 Capital; (2) provide for the same interest rate and Interest Payment Dates from time to time applying to the Additional Tier 1 Securities; (3) rank pari passu with the ranking of the Additional Tier 1 Securities; (4) preserve any existing rights under the Indenture to any accrued interest or other amounts which have not been either paid or canceled (but without prejudice to the right of the Company to cancel the same under the terms of the Compliant Securities, if applicable); (5) preserve the obligations (including the obligations arising from the exercise of any right) of the Company as to payments of principal in respect of the Additional Tier 1 Securities, including (without limitation) as to the timing and amount of such payments; and (6) contain terms providing for the conversion of the Additional Tier 1 Securities, the cancellation of payments of interest thereon or write-down of the principal of the Additional Tier 1 Securities only if such terms are not materially less favorable to an investor than the terms of the Additional Tier 1 Securities; (c) are (1) listed on the Global Exchange Market of Euronext Dublin or (2) listed on such other stock exchange as is a Recognized Stock Exchange at that time as selected by the Company; (d) where the Additional Tier 1 Securities which have been substituted or varied had a published rating (solicited by, or assigned with the cooperation of, the Company) from a Rating Agency immediately prior to their substitution or variation, each such Rating Agency has ascribed, or announced its intention to ascribe, an equal or higher published rating to the relevant Compliant Securities; and (e) qualify as hybrid capital instruments as defined in section 475C of the U.K. Corporation Tax Act 2009, to the extent applicable (or in any equivalent provision in any applicable successor legislation).

“control” means, for the purposes of the definition of a Relevant Event:

(a)	the acquisition or holding of legal or beneficial ownership of more than 50% of the issued Ordinary Shares of the Company; or

(b)	the right to appoint and/or remove all or the majority of the members of the Board of Directors of the Company, whether obtained directly or indirectly and whether obtained by ownership of share capital, contract or otherwise.

“Conversion Date” means the date specified in the Conversion Trigger Notice and shall occur without delay upon the occurrence of a Trigger Event (and shall be no later than one month following the occurrence of the relevant Trigger Event, or such shorter period as the Relevant Regulator may require).

“Conversion Price” means £0.633, subject to the anti-dilution provisions set forth under Article 3.

“Conversion Trigger Notice” means the written notice (substantially in the form attached hereto as Exhibit B) to be delivered by the Company to the Trustee directly and to the Clearing Systems for onward circulation to the Holders and Beneficial Owners of the Global Securities (or, if the Securities are definitive Securities, by the Company to the Trustee directly and to the Holders at their addresses shown on the Capital Security Register) in a form acceptable to the Clearing Systems and specifying (i) the CET1 Ratio, (ii) the Conversion Date, (iii) the then-prevailing Conversion Price (which Conversion Price shall remain subject to any subsequent adjustment pursuant to Article 3 up to the Conversion Date), (iv) the contact details of any Settlement Share Depository, or, if the Company has been unable to appoint a Settlement Share Depository, such other arrangements for the issuance and/or delivery of the Settlement Shares, ADSs or any Alternative Consideration to the Holders of the Additional Tier 1 Securities as it shall consider reasonable in the circumstances, and (v) that the Additional Tier 1 Securities shall remain in existence for the sole purpose of evidencing the Holder’s right to receive Settlement Shares, ADSs or Alternative Consideration, as applicable, from the Settlement Share Depository and that the Additional Tier 1 Securities may continue to be transferable until the Suspension Date.

“CREST” means the relevant system, as defined in the CREST Regulations, or any successor clearing system.

“CREST Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001 No. 01/378), as amended.

“Current Market Price” means, in respect of an Ordinary Share at a particular date, the average of the daily Volume Weighted Average Price of an Ordinary Share on each of the five (5) consecutive Dealing Days (or, for the purposes of Section 3.01(d), ten (10) consecutive Dealing Days) ending on the Dealing Day immediately preceding such date; provided that, if at any time during the said five (5) (or ten (10)) Dealing-Day period the Volume Weighted Average Price shall have been based on a price ex-dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-dividend (or cum- any other entitlement), then:

(i)	if the Ordinary Shares to be issued and delivered do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price cum-dividend (or cum- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit; or

(ii)	if the Ordinary Shares to be issued and delivered do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price ex-dividend (or ex- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit, and provided further that, if on each of the said five (5) Dealing Days (or, for the purposes of Section 3.01(d), the said ten (10) Dealing Days), the Volume Weighted Average Price shall have been based on a price cum-dividend (or cum-any other entitlement) in respect of a dividend (or other entitlement) which has been declared or announced but the Ordinary Shares to be issued and delivered do not rank for that dividend (or other entitlement), the Volume Weighted Average Price on each of such dates shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit, and provided further that, if the Volume Weighted Average Price of an Ordinary Share is not available on one or more of the said five (5) Dealing Days (or, for the purposes of Section 3.01(d), the said ten (10) Dealing Days) (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in that five (5) (or ten (10)) Dealing-Day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the relevant period, the Current Market Price shall be determined in good faith by an Independent Adviser.

“Dealing Day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which Ordinary Shares, Other Securities, options, warrants or other rights (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time).

“Distributable Items” shall have the meaning assigned to such term in UK CRR (as the same may be amended or replaced from time to time), as interpreted and applied in accordance with the Applicable Regulations then applicable to the Company, but amended so that any reference therein to “before distributions to holders of own funds instruments” shall be read as a reference to “before distributions by the Company to holders of Parity Securities, the Additional Tier 1 Securities or any Junior Securities”.

“EEA Regulated Market” means a market as defined by Article 4.1(21) of Directive 2014/65/EU (as amended or superseded) of the European Parliament and of the Council on markets in financial instruments.

“Enforcement Event” means any of (i) a Winding-up or Administration Event, (ii) a Non-payment Event, or (iii) a breach of a Performance Obligation.

“Equity Share Capital” has the meaning provided in Section 548 of the U.K. Companies Act 2006.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/.

“Euroclear” means Euroclear Bank S.A./N.V.

“Exempt Newco Scheme” means a Newco Scheme where, immediately after completion of the relevant Scheme of Arrangement, the ordinary shares or units or equivalent of Newco (or depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco) are (i) admitted to trading on the Relevant Stock Exchange or (ii) admitted to listing on such other Regulated Market as the Company or Newco may determine.

“Existing Preference Shares” means the 9.25% preference shares (ISIN GB00B3KS9W93), the 6.413% preference shares (ISIN USG5533WAA56/ US539439AC38), the 6.475% preference shares (ISIN GB00B3KSB568), the 6.657% preference shares (ISIN US539439AE93 /US539439AF68) and the 9.75% preference shares (ISIN GB00B3KSB238), each issued by the Company.

“Extraordinary Dividend” means any Cash Dividend that is expressly declared by the Company to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to the Shareholders as a class or any analogous or similar term, in which case the Extraordinary Dividend shall be such Cash Dividend.

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined by an Independent Adviser in good faith, provided that (i) the Fair Market Value of a Cash Dividend shall be the amount of such Cash Dividend; (ii) the Fair Market Value of any other cash amount shall be the amount of such cash; (iii) where Other Securities, options, warrants or other rights are publicly traded on a stock exchange or securities market of adequate liquidity (as determined in good faith by an Independent Adviser), the Fair Market Value (a) of such Other Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Securities and (b) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of (a) and (b), during the period of five (5) Dealing Days on the relevant stock exchange or securities market commencing on such date (or, if later, the first such Dealing Day such Other Securities, options, warrants or other rights are publicly traded)

or such shorter period as such Other Securities, options, warrants or other rights are publicly traded; (iv) where Other Securities, options, warrants or other rights are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the Fair Market Value of such Other Securities, options, warrants or other rights shall be determined in good faith by an Independent Adviser, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Ordinary Share, the dividend yield of an Ordinary Share, the volatility of such market price, prevailing interest rates and the terms of such Other Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of (i) above, be translated into the Relevant Currency (if declared, announced, made, paid or payable in a currency other than the Relevant Currency, and if the relevant dividend is payable at the option of the Company or a shareholder in any currency additional to the Relevant Currency, the relevant dividend shall be treated as payable in the Relevant Currency) at the rate of exchange used to determine the amount payable to shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Relevant Currency; and, in any other case, shall be translated into the Relevant Currency (if expressed in a currency other than the Relevant Currency) at the Prevailing Rate on that date. In addition, in the case of (i) and (ii) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit.

“Final Cancellation Date” means the date, as specified in the Settlement Request Notice, on which the Additional Tier 1 Securities in relation to which no Settlement Notice has been received by the Settlement Share Depository on or before the Notice Cut-off Date shall be canceled, which date may be up to twelve (12) Business Days following the Notice Cut-off Date.

“First Reset Date” means March 27, 2028.

“Foreign Currency” means pounds sterling or any currency issued by the government of any country (or a group of countries or participating member states) other than the United States which as at the time of payment is legal tender for the payment of public and private debts.

“Fully Loaded” means, in relation to a measure that is presented or described as being on a “Fully Loaded basis”, that such measure is calculated without applying the transitional provisions set out in Part Ten of the UK CRR (as may be amended from time to time) in accordance with the Applicable Regulations as at the time such measure is determined.

“Governmental Entity” means (i) the United Kingdom government, (ii) an agency of the United Kingdom government or (iii) a person or entity (other than a body corporate) controlled by the United Kingdom government or any such agency referred to in (ii). If the Company is then organized in another jurisdiction, the references to “United Kingdom government” shall be read as references to the government of such other jurisdiction.

“Group” means Lloyds Banking Group plc together with its subsidiaries and associated undertakings from time to time.

“Independent Adviser” means an independent financial institution of international repute or an independent adviser of recognized standing and expertise appointed by the Company at its own expense.

“Interest Payment Date” means March 27, June 27, September 27 and December 27 of each year, commencing on December 27, 2022 (long first interest period).

“Issue Date” means September 7, 2022, being the date of the initial issue of the Additional Tier 1 Securities.

“Junior Securities” means (i) any Ordinary Share or other securities of the Company ranking, or expressed to rank, junior to the Additional Tier 1 Securities in a Winding-up or Administration Event occurring prior to a Trigger Event and/or (ii) any securities issued by any other member of the Group where the terms of such securities benefit from a guarantee or support agreement entered into by the Company which ranks, or is expressed to rank, junior to the Additional Tier 1 Securities in a Winding-up or Administration Event occurring prior to a Trigger Event.

“Liabilities” means the unconsolidated gross liabilities of the Company, as shown in the latest published audited balance sheet of the Company, adjusted for contingent liabilities and prospective liabilities and for subsequent events in such manner as the directors of the Company may determine.

“London Banking Day” means any day (other than a Saturday, a Sunday or a public holiday) in which dealings in pounds sterling are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“New Conversion Condition” shall be satisfied if by not later than seven calendar days following the occurrence of a Relevant Event where the Acquirer is an Approved Entity, the Company shall have entered into arrangements to the Company’s satisfaction with the Approved Entity pursuant to which the Approved Entity irrevocably undertakes to the Trustee, for the benefit of the Holders and Beneficial Owners, to deliver the Relevant Shares to the Settlement Share Depository upon Automatic Conversion.

“New Conversion Condition Effective Date” means the date with effect from which the New Conversion Condition shall have been satisfied.

“New Conversion Price” means the amount determined by the Company in accordance with the following formula:

NCP = ECP ×	VWAPRS VWAPOS

where:

NCP	is the New Conversion Price.

ECP	is the Conversion Price in effect on the Dealing Day immediately prior to the New Conversion Condition Effective Date.

VWAPRS	means the average of the Volume Weighted Average Price of the Relevant Shares on each of the 10 Dealing Days ending on the Dealing Day prior to the date the Relevant Event shall have occurred (and where references in the definition of “Volume Weighted Average Price” to “Ordinary Shares” shall be construed as a reference to the Relevant Shares and in the definition of “Dealing Day”, references to the “Relevant Stock Exchange” shall be to the primary Regulated Market on which the Relevant Shares are then listed, admitted to trading or accepted for dealing).

VWAPOS	is the average of the Volume Weighted Average Price of the Ordinary Shares on each of the 10 Dealing Days ending on the Dealing Day prior to the date the Relevant Event shall have occurred.

“Newco Scheme” means a scheme of arrangement or analogous proceeding (“Scheme of Arrangement”) which effects the interposition of a limited liability company (“Newco”) between the Shareholders immediately prior to the Scheme of Arrangement (the “Existing Shareholders”) and the Company; provided that (i) only ordinary shares or units or equivalent of Newco or depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco are issued to Existing Shareholders; (ii) immediately after completion of the Scheme of Arrangement the only holders of ordinary shares, units or equivalent of Newco or, as the case may be, the only holders of depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco, are Existing Shareholders holding in the same proportions as immediately prior to completion of the Scheme of Arrangement (disregarding de minimis holdings by initial subscribers, if applicable); (iii) immediately after completion of the Scheme of Arrangement, Newco is (or one or more wholly-owned Subsidiaries of Newco are) the only shareholder of the Company; (iv) all Subsidiaries of the Company immediately prior to the Scheme of Arrangement (other than Newco, if Newco is then a Subsidiary of the Company) are Subsidiaries of the Company (or of Newco) immediately after completion of the Scheme of Arrangement; and (v) immediately after completion of the Scheme of Arrangement the Company (or Newco) holds, directly or indirectly, the same percentage of the Ordinary Share Capital and Equity Share Capital of those Subsidiaries as was held by the Company immediately prior to the Scheme of Arrangement.

“Non-payment Event” has the meaning specified in Section 4.02.

“Non-Qualifying Relevant Event” means a Relevant Event that is not a Qualifying Relevant Event.

“Notice Cut-off Date” means the date specified as such in the Settlement Request Notice.

“Notional Preference Shares” has the meaning specified in Section 5.01(c).

“Ordinary Share Capital” has the meaning provided in Section 1119 of the U.K. Corporation Tax Act 2010.

“Other Securities” means any securities including, without limitation, shares in the capital of the Company, or options, warrants or other rights to subscribe for or purchase or acquire shares in the capital of the Company (and each an “Other Security”).

“outstanding”, when used with respect to the Additional Tier 1 Securities means, as of the date of determination, all Securities theretofore authenticated and delivered, except:

(i)       Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)       Securities, or portions thereof, for whose payment or redemption money, in the necessary amount, have been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of the Additional Tier 1 Securities; provided, that, if the Additional Tier 1 Securities are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)       Securities which have been paid pursuant to Section 11.06 of the Capital Securities Indenture or for which Settlement Shares have been delivered to the Settlement Share Depository, in each case other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of Securities denominated in a Foreign Currency shall be the U.S. dollar equivalent, determined on the date of original issuance of such Securities, of the principal amount of such Securities; and (ii) Securities beneficially owned by the Company or any other obligor upon the Additional Tier 1 Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee has received an Officer’s Certificate stating that such Securities are so beneficially owned shall be so disregarded; provided, further, however, that Securities so beneficially owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Additional Tier 1 Securities or any Affiliate of the Company or of such other obligor.

“Parity Securities” means (i) the most senior ranking class or classes of preference shares in the capital of the Company from time to time and any other securities of the Company ranking, or expressed to rank, pari passu with the Additional Tier 1 Securities and/or such preference shares following a Winding-up or Administration Event occurring prior to a Trigger Event and/or (ii) any securities issued by any other member of the Group where the terms of the securities benefit from a guarantee or support agreement entered into by the Company which ranks or is expressed to rank pari passu with the Additional Tier 1 Securities and/or such preference shares following a Winding-up or Administration Event occurring prior to a Trigger Event, excluding (in the case of (i) and (ii)) any security the holders of which are Senior Creditors by virtue of clause (b) of the definition of Senior Creditors.

“Performance Obligation” has the meaning specified in Section 4.03.

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12 noon (London time) on that date as appearing on or derived from the Relevant Page or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12 noon (London time) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Relevant Page, the rate determined in such other manner as an Independent Adviser of international repute appointed by the Company shall in good faith prescribe.

“Prospectus” means the prospectus on Form F-3 related to the offering and sale of the Additional Tier 1 Securities dated June 7, 2022, as supplemented.

“Prudential Regulation Authority” or “PRA” means the Prudential Regulation Authority of the United Kingdom or such other governmental authority in the United Kingdom (or if the Company becomes domiciled in a jurisdiction other than the United Kingdom, such other jurisdiction) having primary responsibility for the prudential supervision of the Company.

“Qualifying Relevant Event” means a Relevant Event where:

(i)	the Acquirer is an Approved Entity; and

(ii)	the New Conversion Condition is satisfied.

“Rating Agency” means Moody’s Investors Service, Inc., S&P Global Ratings Inc., a division of S&P Global Inc., Fitch Ratings, Inc., or any of their affiliates, or any successor.

“Recognized Stock Exchange” means a recognized stock exchange as defined in section 1005 of the U.K. Income Tax Act 2007 for the purposes of section 987 of the Income Tax Act 2007 as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time.

“Record Date” means the close of business of the relevant Clearing System on the Clearing System Business Day immediately preceding each Interest Payment Date (or, if the Additional Tier 1 Securities are held in definitive form, the fifteenth day preceding each Interest Payment Date).

“Regulated Market” means an EEA Regulated Market or another regulated, regularly operating, recognized stock exchange or securities market in an OECD member state (including, without limitation, the main market of the London Stock Exchange).

“Regulatory Event” has the meaning specified in Section 2.10.

“Relevant Currency” means pounds sterling or, if at the relevant time or for the purposes of the relevant calculation or determination there is a Relevant Stock Exchange but the London Stock Exchange is not the Relevant Stock Exchange (or is the Relevant Stock Exchange but the Ordinary Shares or Relevant Shares are not quoted or dealt in thereon in pounds sterling), the currency in which the Ordinary Shares or the Relevant Shares (as applicable) are quoted or dealt in on the Relevant Stock Exchange at such time.

A “Relevant Event” shall occur if any person or persons acting in concert (as defined in the Takeover Code of the United Kingdom Panel on Takeovers and Mergers) acquires control of the Company (other than as a result of a Newco Scheme).

“Relevant Event Notice” has the meaning attributed to such term as set forth in Section 3.02.

“Relevant Page” means the relevant page on Bloomberg or such other information service provider that displays the relevant information.

“Relevant Regulator” means the Bank of England acting as the Prudential Regulation Authority through its Prudential Regulation Committee or such other governmental authority in the United Kingdom (or if the Company becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to the Company and/or the Group in such circumstances.

“Relevant Regulator Consent” means any necessary permission, following the giving of due notice, from the Relevant Regulator in respect of redemption, payment, repayment, purchase, modification or substitution, as the case may be.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

“Relevant Shares” means Ordinary Share Capital of the Approved Entity that constitutes Equity Share Capital or the equivalent (or depositary or other receipts representing the same) which (a) is listed and admitted to trading on a Regulated Market and (b) is not share capital which, if the Additional Tier 1 Securities were to convert into such share capital in accordance with the conditions of the Additional Tier 1 Securities, would cause a Relevant Tax Effect in circumstances where, if the Additional Tier 1 Securities were instead to convert into Ordinary Shares, such conversion into Ordinary Shares would not cause a Relevant Tax Effect.

“Relevant Stock Exchange” means the London Stock Exchange or, if at the relevant time the Ordinary Shares are not at that time listed and admitted to trading on the London Stock Exchange, the principal stock exchange or securities market on which the Ordinary Shares are then listed, admitted to trading or quoted or accepted for dealing.

“Relevant Tax Effect” means a circumstance, as at the Issue Date or at any time thereafter, that the Additional Tier 1 Securities fall outside the definition of “hybrid capital instrument” in Section 475C of the Corporation Tax Act 2009.

“Relevant U.K. Resolution Authority” means any authority with the ability to exercise a U.K. Bail-in Power.

“Reset Determination Date” means, with respect to a Reset Period, the second London Banking Day immediately preceding the Reset Date on which such Reset Period commences.

“Reset Date” means the First Reset Date and every fifth anniversary thereafter.

“Reset Reference Banks” means five leading gilt dealers in the principal interbank market relating to sterling selected by the Company.

“Reset Reference Rate” means in respect of the relevant Reset Period, the gross redemption yield (as calculated by the Calculation Agent on the basis set out by the United Kingdom Debt Management Office in the paper “Formulae for Calculating Gilt Prices from Yields”, page 5, Section One: Price/Yield Formulae “Conventional Gilts”; Double dated and Undated Gilts with Assumed (or Actual) Redemption on a Quasi-Coupon Date (published June 8, 1998, as amended or updated from time to time) or if such basis is no longer in customary market usage at such time, in accordance with generally accepted market practice at such time) on a semi-annual compounding basis (converted to an annualized yield and rounded up (if necessary) to three decimal places) of the Benchmark Gilt in respect of the relevant Reset Period, with the price of the Benchmark Gilt for the purpose of determining the gross redemption yield being the arithmetic average rounded (if necessary) to the nearest 0.001 per cent. (0.0005 per cent. being rounded upwards) of the bid and offered prices of such Benchmark Gilt quoted by the Reset Reference Banks at 11.00 a.m. (London time) on the relevant Reset Determination Date on a dealing basis for settlement on the next following dealing day in London. Such quotations shall be obtained by or on behalf of the Company and provided to the Calculation Agent. If at least four quotations are provided, the Reset Reference

Rate will be determined by reference to the rounded arithmetic mean of the quotations provided, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two or three quotations are provided, the Reset Reference Rate will be determined by reference to the rounded arithmetic mean of the quotations provided. If only one quotation is provided, the Reset Reference Rate will be determined by reference to the rounded quotation provided. If no quotations are provided, the Reset Reference Rate shall be the Reset Reference Rate in respect of the immediately preceding Reset Period or, in the case of the calculation of the first Reset Reference Rate, the Initial Interest Rate less the Margin, where:

(i)       “Benchmark Gilt” means, in respect of the relevant Reset Period, such United Kingdom government security customarily used in the pricing of new issues having a maturity date on or about the next succeeding Reset Date as the Company (on the advice of an investment bank of international repute) may determine to be appropriate following any guidance published by the International Capital Market Association at the relevant time; and

(ii)       “dealing day” means a day on which the London Stock Exchange plc (or such other stock exchange on which the Benchmark Gilt is at the relevant time listed) is ordinarily open for the trading of securities.

“Risk Weighted Assets” means, at any date, the aggregate amount, expressed in pounds sterling, of the risk weighted assets of the Group as at such date, as calculated by the Company on a consolidated and Fully Loaded basis in accordance with the Applicable Regulations applicable to the Group on such date (which calculation shall be binding on the Trustee and the Holders and Beneficial Owners) and where the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as calculated by the Company in accordance with the Applicable Regulations applicable to the Group as at such date.

“Senior Creditors” means: (a) creditors of the Company (i) who are unsubordinated creditors, (ii) whose claims are, or are expressed to be, subordinated to the claims of unsubordinated creditors of the Company but not further or otherwise, or (iii) whose claims are, or are expressed to be, junior to the claims of other creditors of the Company (whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of Holders or Beneficial Owners) in a Winding-up or Administration Event occurring prior to a Trigger Event; and (b) if the Company determines that the Additional Tier 1 Securities would not be included in the Additional Tier 1 Capital of the Group at the time of determination (including as a result of an election by LBG, in its sole discretion (but subject to the permission of the Relevant Regulator to the extent then required under Applicable Regulations), to change the regulatory classification of any of the securities referred to in (i) or (ii) below) unless the holders of some or all of the following securities were Senior Creditors at that time: (i) the holders of all of the Existing Preference Shares (if any remain outstanding); and (ii) the holders of all securities of the Company ranking or expressed to rank pari passu with any of the Existing Preference Shares in a winding-up or administration of the Company occurring prior to a Trigger Event.

“Settlement Date” means:

(i)       with respect to any Additional Tier 1 Security in relation to which a Settlement Notice is received by the Settlement Share Depository on or before the Notice Cut-off Date where the Company has not elected that the Settlement Share Depository will carry out a Settlement Shares Offer in accordance with Section 2.17, the date that is two (2) Business Days after the latest of (i) the Conversion Date, (ii) the date on which the Company announces that it will not elect for the Settlement Share Depository to carry out a Settlement Shares Offer (or, if no such announcement is made, the last date on which the Company is entitled to give a Settlement Shares Offer Notice), and (iii) the date on which the relevant Settlement Notice has been received by the Settlement Share Depository;

(ii)       with respect to any Additional Tier 1 Security in relation to which a Settlement Notice is received by the Settlement Share Depository on or before the Notice Cut-off Date where the Company has elected that the Settlement Share Depository will carry out a Settlement Shares Offer in accordance with Section 2.17, the date that is the later of (a) two (2) Business Days after the day on which the Settlement Shares Offer Period expires or is terminated and (b) two (2) Business Days after the date on which such Settlement Notice has been so received by the Settlement Share Depository; and

(iii)       with respect to any Additional Tier 1 Security in relation to which a Settlement Notice is not so received by the Settlement Share Depository on or before the Notice Cut-off Date, the date on which the Settlement Share Depository delivers the relevant Settlement Shares, ADSs or Alternative Consideration, as applicable, to Holders and Beneficial Owners.

“Settlement Notice” means a written notice (substantially in the form attached hereto as Exhibit F) to be delivered by a Holder or Beneficial Owner (or custodian, broker, nominee or other representative thereof) to the Settlement Share Depository, with a copy to the Trustee, on or before the Notice Cut-off Date in the form acceptable to the Clearing Systems and containing the following information: (i) the name of the Holder or Beneficial Owner (or custodian, broker, nominee or other representative thereof), (ii) the Tradable Amount of the book-entry interests in the Additional Tier 1 Securities held by such Holder or Beneficial Owner (or custodian, broker, nominee or other representative thereof) on the date of such notice, (iii) the name to be entered in the Company’s share register, (iv) whether Settlement Shares are to be delivered to the Holder or Beneficial Owner or ADSs are to be deposited with the ADS Depository on behalf of the Holder or Beneficial Owner into the Company’s ADS facility, (v) the details of the CREST or other clearing system account, the details of the registered account in the Company’s ADS facility or, if the Settlement Shares are not a participating security in CREST or another clearing system, the address to which the Settlement Shares (or the Settlement Share Component, if any, of any Alternative Consideration) and/or cash (if not expected to be delivered through the Clearing Systems) should be delivered and (vi) such other details as may be required by the Settlement Share Depository.

“Settlement Request Notice” means the written notice (substantially in the form attached hereto as Exhibit E) to be delivered by the Company to the Trustee directly and to the Clearing Systems for onward circulation to the Holders and Beneficial Owners of the Global Securities (or, if the Additional Tier 1 Securities are in definitive form, by the Company to the Trustee directly and to the Holders at their registered addresses as shown on the Capital Security Register) on the Suspension Date requesting that Holders and Beneficial Owners complete a Settlement Notice and specifying (i) the Notice Cut-off Date and (ii) the Final Cancellation Date.

“Settlement Share Component” means that portion, if any, of the Alternative Consideration consisting of Settlement Shares.

“Settlement Share Depository” means a reputable financial institution, depository entity, trust company or similar entity (which in each such case is wholly independent of the Company) to be appointed by the Company on or prior to any date when a function ascribed to the Settlement Share Depository in the Indenture is required to be performed, to perform such functions and which will be required to undertake, for the benefit of the Holders and Beneficial Owners, to hold the Settlement Shares (and the Alternative Consideration, if any) on behalf of such Holders and Beneficial Owners in one or more segregated accounts, unless otherwise required to be transferred out of such accounts for the purposes of the Settlement Shares Offer, and otherwise on terms consistent with the Indenture.

“Settlement Shares” means the Ordinary Shares credited as fully paid to be issued and delivered to the Settlement Share Depository by the Company on the Conversion Date.

“Settlement Shares Offer” has the meaning attributed to such term in Section 2.17.

“Settlement Shares Offer Notice” means the written notice (substantially in the form attached hereto as Exhibit D) to be delivered by the Company to the Trustee directly and to the Clearing Systems for onward circulation to the Holders and Beneficial Owners of the Global Securities (or, if the Additional Tier 1 Securities are definitive Securities, by the Company to the Trustee directly and to the Holders at their addresses shown on the Capital Security Register) if the Company has elected that a Settlement Shares Offer be made specifying (i) the Settlement Shares Offer Period, and (ii) the Suspension Date, as specified in the Conversion Trigger Notice.

“Settlement Shares Offer Period” means the period of time for which the Settlement Shares Offer shall be made, which shall end no later than forty (40) Business Days after the delivery of the Settlement Shares Offer Notice.

“Shareholders” means the holders of Ordinary Shares.

“Solvency Condition” has the meaning set forth in Section 5.01 hereof.

“Subsidiary” has the meaning provided in Section 1159 of the U.K. Companies Act 2006.

“Suspension Date” means the date specified in the Conversion Trigger Notice or Settlement Shares Offer Notice as the date on which the Clearing Systems shall block all positions relating to Additional Tier 1 Securities held in the Clearing Systems, which will suspend all clearance and settlement of transactions in the Additional Tier 1 Securities through the Clearing Systems.

“Tax Event” has the meaning specified in Section 2.09.

“Tax Law Change” has the meaning specified in Section 2.09.

“Tier 1 Capital” has the meaning given to it by the Relevant Regulator from time to time.

“Tier 2 Capital” has the meaning given to it by the Relevant Regulator from time to time.

“Tradable Amount” has the meaning specified in Section 2.01(n) hereof.

“Trigger Event” shall occur as at any date if the CET1 Ratio is less than 7.00% on such date, as determined by the Company, the Relevant Regulator or any agent appointed for such purpose by the Relevant Regulator.

“U.K. Bail-in Power” means any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised.

“U.K. CRR” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of June 26, 2013, as amended or supplemented from time to time, as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended.

“Volume Weighted Average Price” means, in respect of an Ordinary Share or Other Security on any Dealing Day, the order book volume-weighted average price of an Ordinary Share or Other Security published by or derived (in the case of an Ordinary Share) from the relevant Bloomberg page or (in the case of Other Securities (other than Ordinary Shares), options, warrants or other rights) from the principal stock exchange or securities market on which such Other Securities, options, warrants or other rights are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined in good faith to be appropriate by an Independent Adviser on such Dealing Day, provided that if on any such Dealing Day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an Ordinary Share, Other Security, option, warrant or other right, as the case may be, in respect of such Dealing Day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding Dealing Day on which the same can be so determined or determined as an Independent Adviser might otherwise determine in good faith to be appropriate.

“Winding-up or Administration Event” means:

(i) an order is made, or an effective resolution is passed, for the winding-up of the Company (except in each such case, a solvent winding-up solely for the purposes of a reorganization, reconstruction or amalgamation of the Company or the substitution in place of the Company of a successor in the business of the Company, the terms of which (i) have previously been approved in writing by Holders of not less than 2/3 (two thirds) in aggregate principal amount of the Additional Tier 1 Securities and (ii) do not provide that the Additional Tier 1 Securities shall thereby become redeemable or repayable in accordance with their terms); or

(ii) the appointment of an administrator of the Company and such administrator declares, or gives notice that it intends to declare and distribute a dividend.

Section 1.02. Separability Clause. In case any provision in this Fifth Supplemental Indenture or the Additional Tier 1 Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.03. Benefits of Instrument. Nothing in this Fifth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 1.04. Relation to Capital Securities Indenture. This Fifth Supplemental Indenture constitutes an integral part of the Capital Securities Indenture. Notwithstanding any other provision of this Fifth Supplemental Indenture, all provisions of this Fifth Supplemental Indenture are expressly and solely for the benefit of the Holders and Beneficial Owners of the Additional Tier 1 Securities and any such provisions shall not be deemed to apply to any other Securities issued under the Capital Securities Indenture and shall not be deemed to amend, modify or supplement the Capital Securities Indenture for any purpose other than with respect to the Additional Tier 1 Securities; provided that pursuant to and in accordance with Section 3.08 of the Capital Securities Indenture, the duties of the Trustee under the Indenture shall extend only to the Holders of the Additional Tier 1 Securities.

Article 2
The Additional Tier 1 Securities

Section 2.01. Form, Title, Terms and Payments. The form of any Security that is designated as an Additional Tier 1 Security shall be evidenced by one or more global certificates in registered form (each, a “Global Certificate”) deposited with a common depositary for Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking, S.A. (“Clearstream, Luxembourg” and, together with Euroclear, the “Clearing Systems”) and registered in the name of such common depositary or its nominee on the Issue Date. Holders of the Additional Tier 1 Securities will hold beneficial interests in the Additional Tier 1 Securities through Euroclear and/or Clearstream, Luxembourg and their respective direct and indirect participants, and such direct and indirect participants will record such beneficial interest on their books. The Global Certificates shall be executed and delivered in substantially the form attached hereto as Exhibit A. The terms of the Global Certificates are hereby incorporated herein by reference and made a part hereof as if set forth herein in full.

(a)       There is hereby established a new series of Securities designated as the £750,000,000 Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Contingent Convertible Securities (the “Additional Tier 1 Securities”).

(b)       The Additional Tier 1 Securities shall be issued in denominations of £200,000 principal amount and integral multiples of £1,000 in excess thereof.

(c)       The Additional Tier 1 Securities shall be initially limited in aggregate principal amount to £750,000,000, which amount shall be as set forth in a Company Order for the authentication and delivery of Securities pursuant to Section 3.03 of the Capital Securities Indenture. The Company may from time to time, without the consent of the Holders of the Additional Tier 1 Securities, issue further Additional Tier 1 Securities having the same ranking and same interest rate, interest cancellation terms, redemption terms, Conversion Price and other terms as the Additional Tier 1 Securities described in this Fifth Supplemental Indenture, except for the price to public and Issue Date. Any such further Additional Tier 1 Securities subsequently issued shall rank equally and ratably with the Additional Tier 1 Securities in all respects, so that such further Additional Tier 1 Securities shall be consolidated and form a single series with the Additional Tier 1 Securities.

(d)       The Additional Tier 1 Securities shall be perpetual Securities and shall have no Stated Maturity in respect of principal.

(e)       The Additional Tier 1 Securities shall not have a sinking fund.

(f)       Any proposed transfer of an interest in Additional Tier 1 Securities held in the form of a Global Certificate shall be effected through the book-entry systems maintained by the Clearing Systems.

(g)       The interest rate on the Additional Tier 1 Securities is set forth in Section 2.02 hereof.

(h)       All references to Foreign Government Securities and U.S. Government Obligations in the Capital Securities Indenture shall be deleted in their entirety and be inapplicable to the Additional Tier 1 Securities, including but not limited to the definition of outstanding in the Capital Securities Indenture and any references to such terms in Sections 4.01, 4.02 and 4.03 of the Capital Securities Indenture.

(i)       Payments in respect of the Additional Tier 1 Securities, including payments of principal and interest, shall be subject to the conditions set forth under Section 2.03, Section 2.04 and Section 2.14 hereof.

(j)       The Additional Tier 1 Securities shall be subject to Automatic Conversion following the occurrence of a Trigger Event as provided in Section 2.16 hereof and shall be subject to the Enforcement Events as provided in Article 4 hereof.

(k)       The Company may redeem, vary or substitute the Additional Tier 1 Securities in accordance with Section 2.11 hereof.

(l)       No modifications in respect of Additional Amounts, pursuant to Section 10.04 of the Capital Securities Indenture, shall be applicable to the Additional Tier 1 Securities.

(m)       The Company shall undertake reasonable efforts to list the Additional Tier 1 Securities on the Global Exchange Market of Euronext Dublin (“Euronext Dublin”) within two months following the Issue Date. The Company shall endeavor to maintain such listing as long as the Additional Tier 1 Securities remain outstanding.

(n)       The denomination of each interest in a Global Certificate shall be the “Tradable Amount” of such book-entry interest. Prior to the Automatic Conversion, the aggregate Tradable Amount of the interests in each Global Certificate shall equal such Global Certificate’s outstanding principal amount. Following the Automatic Conversion, the principal amount of each Additional Tier 1 Security shall equal zero, but the Tradable Amount of the book-entry interests in each Additional Tier 1 Security shall remain unchanged as a result of the Automatic Conversion.

Section 2.02. Interest.

(a)       From (and including) the Issue Date to (but excluding) the First Reset Date, the interest rate on the Additional Tier 1 Securities shall be 8.500% per annum (the “Initial Interest Rate”). From (and including) each Reset Date to (but excluding) the next succeeding Reset Date, the interest will accrue on the Additional Tier 1 Securities at a rate per annum calculated by the Calculation Agent on the relevant Reset Determination

Date as being equal to the sum of the Reset Reference Rate in respect of the relevant Reset Period (expressed as a rate per annum) and 5.883% (the “Margin”), such sum being converted to a quarterly rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down). All pounds sterling amounts used in or resulting from such calculations will be rounded to the nearest penny (with half a penny being rounded upwards). Subject to Sections 2.03 and 2.04 and the last sentence of this paragraph below, interest, if any, shall be payable in quarterly installments in arrear on each Interest Payment Date, provided that if such Interest Payment Date is not a Business Day, the Interest Payment Date shall be postponed to the next Business Day, and no further interest or other payment shall be owed or made in respect of such delay. If any scheduled redemption date is not a Business Day, payment of interest, if any, and principal shall be postponed to the next Business Day, but interest on that payment will not accrue during the period from and after any scheduled redemption date. If any Reset Date is not a Business Day, the Reset Date shall occur on the next succeeding Business Day. Subject to Sections 2.03 and 2.04 below, interest on the Additional Tier 1 Securities, if any, shall be computed by the Calculation Agent and payable in arrear and on the basis of the actual number of days elapsed in the relevant interest period (known as “actual/actual (ICMA)”).

(b)       In addition to any other restrictions on payments of principal and interest contained in this Fifth Supplemental Indenture, no repayment of the principal amount of the Additional Tier 1 Securities or payment of interest on the Additional Tier 1 Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom applicable to the Company or other members of the Group.

Section 2.03. Interest Payments Discretionary.

(a)       Interest on the Additional Tier 1 Securities shall be due and payable only at the sole discretion of the Company, and the Company shall have absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date. If the Company elects not to make an interest payment in respect of the Additional Tier 1 Securities on the relevant Interest Payment Date (or if the Company elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Company’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be or become due and payable. For the avoidance of doubt, if the Company provides notice to cancel a portion, but not all, of an interest payment in respect of the Additional Tier 1 Securities, and the Company subsequently does not make a payment of the remaining portion of such interest payment on the relevant Interest Payment Date, such non-payment shall evidence the Company’s exercise of its discretion to cancel such remaining portion of such interest payment, and accordingly such remaining portion of the interest payment shall also not be due and payable.

(b)       Interest shall only be due and payable on an Interest Payment Date to the extent it is not canceled or deemed canceled (in each case, in whole or in part) in accordance with the provisions set forth in Section 2.03(a), Section 2.04, Section 2.05, Section 2.15(g) and Section 5.01 hereof, respectively, and any interest canceled or deemed canceled (in each case, in whole or in part) pursuant to such sections shall not be due and shall not accumulate or be payable at any time thereafter, and Holders and Beneficial Owners of the Additional Tier 1 Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation. The Company may use such canceled interest without restriction.

(c)       The Additional Tier 1 Securities shall cease to bear interest from, and including, the date of any redemption of the Additional Tier 1 Securities as described under Section 2.08, Section 2.09 and Section 2.10 unless payment and performance of all amounts and obligations due by the Company in respect of the Additional Tier 1 Securities is not properly and duly made, in which event interest shall continue to accrue on the Additional Tier 1 Securities until payment and performance of all amounts and obligations has been properly and duly made (subject to the Company’s discretion to cancel all interest payments).

Section 2.04. Restriction on Interest Payments.

(a)       Without limitation on the provisions of Section 2.03 and subject to the extent permitted in paragraph (b) below in respect of partial interest payments in respect of the Additional Tier 1 Securities, the Company shall not make an interest payment in respect of the Additional Tier 1 Securities on any Interest Payment Date (and such interest payment shall therefore be deemed to have been canceled and thus shall not be due and payable on such Interest Payment Date) to the extent an amount of Distributable Items on any scheduled Interest Payment Date is less than the sum of (i) all payments (other than redemption payments) made or declared by the Company since the end of its last financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Additional Tier 1 Securities and any Junior Securities and (ii) all payments (other than redemption payments) payable by the Company on such Interest Payment Date (x) on the Additional Tier 1 Securities and (y) on or in respect of any Parity Securities or any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for (by way of deduction) in determining the Distributable Items.

(b)       For purposes of this Fifth Supplemental Indenture, any interest canceled pursuant to Section 2.04(a) shall be “deemed canceled” under the terms of the Additional Tier 1 Securities and the Indenture and shall not be due and payable.

Section 2.05. Agreement to Interest Cancellation.

(a)       By its acquisition of the Additional Tier 1 Securities, each Holder and each Beneficial Owner shall be deemed to have contracted and agreed that:

(i)       interest is payable solely at the discretion of the Company, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been (x) canceled (in whole or in part) by the Company at the Company’s sole discretion and/or (y) deemed canceled (in whole or in part) pursuant to Section 2.04(a); and

(ii)       a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the Additional Tier 1 Securities or the Indenture.

(b)       Interest on the Additional Tier 1 Securities shall only be due and payable on an Interest Payment Date to the extent it is not canceled or deemed canceled under Section 2.03, Section 2.04, Section 2.05, Section 2.15(g) or Section 5.01 hereof. Any interest canceled or deemed canceled (in each case, in whole or in part) in the circumstances described in Section 2.03, Section 2.04, Section 2.05, Section 2.15(g) or Section 5.01 above shall not be due and shall not accumulate or be payable at any time thereafter, and Holders and Beneficial Owners of the Additional Tier 1 Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation of interest in respect of the Additional Tier 1 Securities.

Section 2.06. Notice of Interest Cancellation. Notwithstanding anything to the contrary in the Indenture (including Section 1.06 of the Capital Securities Indenture), if practicable, the Company shall provide notice of any cancellation or deemed cancellation of interest (in each case, in whole or in part) to the Holders of the Additional Tier 1 Securities by delivery of the relevant notice to Clearstream, Luxembourg and Euroclear for communication to Holders and Beneficial Owners (or, if the Additional Tier 1 Securities are in definitive form, to the Holders directly at their addresses shown in the Capital Security Register) and to the Trustee directly on or prior to the relevant Interest Payment Date. Failure to provide such notice shall have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest, or give the Holders and Beneficial Owners of the Additional Tier 1 Securities any rights as a result of such failure.

Section 2.07. Payment of Principal, Interest and Other Amounts.

(a)       Payments of principal of and interest, if any, on the Additional Tier 1 Securities shall be made in such coin or currency of the United Kingdom as at the time of payment is legal tender for payment of public and private debts and such payments on Securities represented by a Global Certificate shall be made through one or more Paying Agents appointed under the Capital Securities Indenture to the Clearing Systems. Initially, the Paying Agent for the Additional Tier 1 Securities shall be The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom and the Capital Security Registrar shall be The Bank of New York Mellon SA/NV, Dublin Branch, Riverside 2, Sir John Rogerson’s Quay, Grand Canal Dock, Dublin 2, Ireland. The Company may change the Paying Agent or Capital Security Registrar without prior notice to the Holders of the Additional Tier 1 Securities, and in such an event the Company may act as Paying Agent or Capital Security Registrar.

(b)       Payments of principal, interest and other amounts in respect of on the Additional Tier 1 Securities represented by a Global Certificate shall be made by wire transfer of immediately available funds on the date such payment is scheduled to be paid. The Company shall, on each date on which any payment in respect of the Additional Tier 1 Securities becomes due, transfer to the Paying Agent such amount as may be required for the purposes of such payment.

(c)       Where any interest payment (or relevant portion thereof) is canceled in accordance with the provisions of this Fifth Supplemental Indenture and the Additional Tier 1 Securities and the Paying Agent has paid any interest payment (or relevant portion thereof) scheduled to be paid in accordance with the provisions of this Fifth Supplemental Indenture and the Additional Tier 1 Securities prior to its receipt of notice of such cancellation of interest in accordance with Section 2.06 and subject to the Paying Agent having first used all reasonable efforts to recover such payment from the Clearing Systems or its nominee, as the Holder of the Global Certificate, prior to onward payment of such amounts to the Holders or Beneficial Owners, the Company shall on demand reimburse the Paying Agent in accordance with Section 2.07(d) below.

(d)       If the Paying Agent pays any amount due in respect of the Additional Tier 1 Securities in accordance with the provisions of this Fifth Supplemental Indenture and the Additional Tier 1 Securities before receipt of the amount due under Section 2.07(b), the Company shall on demand reimburse the Paying Agent for the relevant amount and pay interest to the Paying Agent on such amount that is outstanding from the date on which it is paid out to the date of reimbursement at the rate per annum equal to the cost to the Paying Agent of funding the amount paid out, as certified by the Paying Agent. Such interest shall be compounded daily.

Section 2.08. Optional Redemption. Subject to the limitations specified in Section 2.12 and Section 2.14 of this Fifth Supplemental Indenture, the Company may, at the Company’s option, redeem the Additional Tier 1 Securities, in whole but not in part, on (i) any day falling in the period commencing on (and including) September 27, 2027 and ending on (and including) the First Reset Date, or (ii) any day falling in the period commencing on (and including) the date that is six months before any subsequent Reset Date and ending on (and including) such Reset Date thereafter at a redemption price equal to 100% of the principal amount, together with any accrued and unpaid interest on the Additional Tier 1 Securities, excluding any interest which has been canceled or deemed to be canceled as described under Section 2.05 above then outstanding, together with any Accrued Interest to (but excluding) the date fixed for redemption.

Section 2.09. Optional Tax Redemption.

(a)       Subject to Section 2.12 and Section 2.14 of this Fifth Supplemental Indenture, the Company may, at the Company’s option, redeem the Additional Tier 1 Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Additional Tier 1 Securities then outstanding, together with any Accrued Interest to (but excluding) the date fixed for redemption, if at any time:

(i)       the Company determines that as a result of a change in, or amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes effective on or after the Issue Date, or (y) in the case of a change in law, if such change is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date (a “Tax Law Change”), the Company has paid or will or would on the next payment date be required to pay Additional Amounts to any Holder of the Additional Tier 1 Securities; and/or

(ii)       a Tax Law Change would:

(A)       result in the Company not being entitled to claim a deduction in respect of any payments (or its corresponding funding costs as recognized in its financial statements) in respect of the Additional Tier 1 Securities in computing the Company’s taxation liabilities or the amount or value of such deduction to the Company would be materially reduced;

(B)       prevent the Additional Tier 1 Securities from being treated as loan relationships for United Kingdom tax purposes;

(C)       as a result of the Additional Tier 1 Securities being in issue, result in the Company not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the Additional Tier 1 Securities or any similar system or systems having like effect as may from time to time exist);

(D)       result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the Additional Tier 1 Securities or the conversion of the Additional Tier 1 Securities into Settlement Shares (including, pursuant to the terms and conditions of the Additional Tier 1 Securities or as a result of the exercise of any regulatory powers under the Banking Act); or

(E)       result in an Additional Tier 1 Security or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

(each such change (or deemed change) in tax law or regulation or the official application or interpretation thereof, a “Tax Event”); provided, however, in each case that the Company could not avoid the consequences of the Tax Event by taking measures reasonably available to it.

(b)       Prior to the giving of any such notice of redemption the Company shall deliver to the Trustee an Officer’s Certificate stating that a Tax Event has occurred and setting out the details thereof. The Trustee shall be entitled to accept such Officer’s Certificate without any further inquiry, in which event such Officer’s Certificate shall be conclusive and binding on the Trustee, the Holders and the Beneficial Owners.

Section 2.10. Regulatory Event Redemption.

(a)       Subject to Section 2.12 and Section 2.14 of this Fifth Supplemental Indenture, the Company may, at the Company’s option, at any time redeem the Additional Tier 1 Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Additional Tier 1 Securities then outstanding, together with any Accrued Interest to (but excluding) the date fixed for redemption, if, at any time, the Company determines that as a result of a change or a pending change to the regulatory classification of the Additional Tier 1 Securities under the Applicable Regulations, in any such case becoming effective on or after the Issue Date, some or all of the outstanding aggregate principal amount of the Additional Tier 1 Securities ceases or would be likely to cease to be included in, or count towards, the Tier 1 Capital (howsoever defined in the Applicable Regulations) of the Group (a “Regulatory Event”).

(b)       Prior to the giving of any such notice of redemption the Company shall deliver to the Trustee an Officer’s Certificate stating that a Regulatory Event has occurred and setting out the details thereof. The Trustee is entitled to accept such Officer’s Certificate without any further inquiry, in which event such Officer’s Certificate shall be conclusive and binding on the Trustee, the Holders and the Beneficial Owners.

Section 2.11. Substitution or Variation. Upon the occurrence of a Tax Event or a Regulatory Event, the Company may, subject to Section 2.12 and Section 2.14, but without any requirement for the consent or approval of the Holders of the Additional Tier 1 Securities, at any time (whether before, on or following the First Reset Date) either substitute all (but not some only) of the Additional Tier 1 Securities for, or vary the terms of the Additional Tier 1 Securities so that they remain or, as appropriate, become, Compliant Securities, and the Trustee shall (subject to Section 2.12 and Section 2.14) agree to such substitution or variation. Upon the expiry of such notice, the Company shall either vary the terms of or substitute the Additional Tier 1 Securities, as the case may be.

Prior to the giving of any notice of substitution or variation, the Company must deliver to the Trustee an officer’s certificate stating that a Regulatory Event or Tax Event,

as the case may be, has occurred, setting out the details thereof, and stating that the terms of the relevant Compliant Securities comply with the definition thereof. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the Holders and Beneficial Owners of the Additional Tier 1 Securities.

Section 2.12. Notice of Redemption, Substitution or Variation.

(a)       Before the Company may redeem, substitute or vary the Additional Tier 1 Securities pursuant to Sections 2.08, 2.09, 2.10 or 2.11, the Company shall deliver to the Clearing Systems for onward circulation to the Holders and Beneficial Owners of the Global Securities (or, if the Additional Tier 1 Securities are in definitive form, to the Holders at their addresses shown on the Capital Security Register) prior notice of not less than fifteen (15) days, and not more than thirty (30) days. The Company shall deliver written notice of such redemption, substitution or variation of the Additional Tier 1 Securities to the Trustee at least five (5) Business Days prior to the date on which the relevant notice of redemption, substitution or variation is sent to Holders (unless a shorter notice period shall be satisfactory to the Trustee). Such notice shall specify the Company’s election to redeem, substitute or vary the Additional Tier 1 Securities, as the case may be, and the date fixed for such redemption, substitution or variation, as the case may be, and shall be irrevocable except in the limited circumstances described in paragraphs (b), (c), (d), (e) or (f) below.

(b)       If the Company has delivered a notice of redemption pursuant to clause (a) of this Section 2.12, but the Solvency Condition is not satisfied immediately prior to, and immediately following, the date specified for redemption in such notice, such redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable.

(c)       If the Company has delivered a notice of redemption pursuant to clause (a) of this Section 2.12, but prior to the payment of the redemption amount with respect to such redemption a Conversion Trigger Notice has been delivered pursuant to Section 2.15(b), such notice of redemption shall be automatically rescinded and shall be of no force and effect, no payment in respect of the redemption amount shall be due and payable.

(d)       If the Company has delivered a notice of redemption pursuant to clause (a) of this Section 2.12, but prior to the date of any such redemption the Company has not given notice to the Relevant Regulator and/or the Relevant Regulator has not granted permission to the Company to redeem the relevant Additional Tier 1 Securities (in each case to the extent, and in the manner, required by the relevant Applicable Regulations), such notice of redemption shall be automatically rescinded and shall be of no force and effect and no payment in respect of any redemption amount, if applicable, shall be due and payable.

(e)       If the Company has delivered a notice of redemption pursuant to clause (a) of this Section 2.12, but in respect of any redemption proposed to be made prior to the fifth anniversary of the Issue Date, if and to the extent then required under the Applicable Regulations (A) in the case of redemption following the occurrence of a Tax Event, the Company has not demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by the Company as at the Issue Date, or (B) in the case of redemption following the occurrence of a Regulatory Event, the Company has not demonstrated to the satisfaction of the Relevant Regulator that the relevant change (or pending change) was not reasonably foreseeable by the Company as at the Issue Date and the Relevant Regulator considering such change to be sufficiently certain; such notice of redemption shall be automatically rescinded and shall be of no force and effect and no payment in respect of any redemption amount, if applicable, shall be due and payable.

(f)       If the Company has delivered a notice of redemption pursuant to clause (a) of this Section 2.12, but prior to the payment of the redemption amount with respect to such redemption the Company is not in compliance with any alternative or additional pre-conditions set out in the relevant Applicable Regulations for the time being, such notice of redemption shall be automatically rescinded and shall be of no force and effect, no payment in respect of the redemption amount shall be due and payable.

If any of the events specified in paragraphs (b), (c), (d), (d) or (f) above occurs, the Company shall promptly deliver notice to the Clearing Systems of the Global Securities (or, if the Additional Tier 1 Securities are definitive Securities, to the Holders at their addresses shown on the Capital Security Register) and to the Trustee directly, specifying the occurrence of the relevant event.

Any notice of redemption shall state:

(i)       the redemption date;

(ii)       that on the redemption date the redemption price will, subject to the satisfaction of the conditions set forth in the Indenture, become due and payable upon each Additional Tier 1 Security being redeemed and that, subject to certain exceptions, interest will cease to accrue on or after that date;

(iii)       the place or places where the Additional Tier 1 Securities are to be surrendered for payment of the redemption price; and

(iv)       the Common Code and/or ISIN number or numbers, if any, with respect to the Additional Tier 1 Securities being redeemed.

In addition, if the Company has elected to redeem, substitute or vary the Additional Tier 1 Securities and:

(i)       (in the case of redemption only) the Solvency Condition is not (or, if payment were made, would not be) satisfied in respect of the relevant payment on the date scheduled for redemption; or

(ii)       (in any case) prior to the redemption, substitution or variation a Trigger Event occurs,

the relevant notice of redemption, substitution or variation (as the case may be) shall be automatically rescinded and shall be of no force and effect, no such redemption, substitution or variation shall occur and the Company shall give notice thereof to the Holders and to the Trustee as soon as reasonably practicable (but failure to give such notice shall not constitute a default for any purpose nor shall it affect the rescission of the original notice of redemption, substitution or variation (as the case may be)). Further, no notice of redemption, substitution or variation shall be given following a determination that a Trigger Event has occurred.

Section 2.13. Canceled Interest Not Payable Upon Redemption. Any interest payments that have been canceled or deemed canceled pursuant to Sections 2.03 or 2.04 hereof shall not be payable if the Additional Tier 1 Securities are redeemed pursuant to Sections 2.08, 2.09 or 2.10 hereof.

Section 2.14. Condition to Redemption, Purchase, Substitution or Variation. Any redemption, purchase, substitution or variation, other than a purchase in the ordinary course of business dealing in securities, of the Additional Tier 1 Securities by or on behalf of the Company or its subsidiaries, is subject to:

(i)       the Company giving notice to the Relevant Regulator, and the Relevant Regulator granting permission to, the Company to redeem, purchase, substitute or vary the terms of the relevant Additional Tier 1 Securities, as the case may be (in each case to the extent, and in the manner, required by the relevant Applicable Regulations);

(ii)       in the case of any redemption or purchase, if and to the extent then required under the then-prevailing Applicable Regulations, either: (A) the Company having replaced the Additional Tier 1 Securities with own funds instruments of equal or higher quality at terms that are sustainable for the income capacity of the Company; or (B) the Company having demonstrated to the satisfaction of the Relevant Regulator that the own funds and eligible liabilities of the Company would, following such redemption or purchase, exceed its minimum applicable capital requirements (including any applicable buffer requirements) by a margin that the Relevant Regulator considers necessary at such time;

(iii)       in respect of any redemption proposed to be made prior to the fifth anniversary of the Issue Date, if and to the extent then required under the Applicable Regulations (A) in the case of redemption following the occurrence of a Tax Event, the Company having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by the Company as at the Issue Date or (B) in the case of redemption following the occurrence of a Regulatory Event, the Company having demonstrated to the satisfaction of the Relevant Regulator that the relevant change (or pending change) was not reasonably foreseeable by the Company as at the Issue Date and the Relevant Regulator considering such change to be sufficiently certain;

(iv)       in the case of any purchase prior to the fifth anniversary of the Issue Date, in addition to satisfying either of the conditions specified in Section 2.14(ii)(A) or 2.14(ii)(B) above, either (A) the Company having, before or at the same time as such purchase, replaced the Additional Tier 1 Securities with own funds instruments of equal or higher quality at terms that are sustainable for the income capacity of the Company, and the Relevant Regulator having permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or (B) the relevant Additional Tier 1 Securities being purchased for market-making purposes in accordance with the Applicable Regulations;

(v)       in the case of any redemption or purchase, the satisfaction of the Solvency Condition both immediately prior to and immediately following the redemption or purchase date;

(vi)       a Trigger Event not having occurred; and

(vii)       in the case of any substitution or variation, such substitution or variation being effected in compliance with applicable regulatory and legal requirements, including the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Subject to applicable law in force at the relevant time, including the Applicable Regulations and U.S. federal securities law, the Company or any of its subsidiaries may, directly or indirectly, purchase the Additional Tier 1 Securities at any price in the open market, by tender or by private agreement. Any Additional Tier 1 Securities purchased beneficially by the Company for the account of the Company and any of its subsidiaries (other than in connection with dealing in securities) will be treated as canceled and will no longer be issued and outstanding.

Any refusal by the Relevant Regulator to give its permission as contemplated above shall not constitute a default for any purpose.

Notwithstanding the above conditions, if, at the time of any redemption, purchase, substitution or variation, the then-prevailing Applicable Regulations permit the redemption, purchase, substitution or variation only after compliance with one or more alternative or additional pre-conditions to those set out above, the Company shall instead comply with such other and/or, as appropriate, additional pre-condition(s).

Section 2.15. Automatic Conversion upon Trigger Event.

(a)       If a Trigger Event has occurred, then the Automatic Conversion shall occur on the Conversion Date and all of the Company’s obligations under the Additional Tier 1 Securities shall be irrevocably and automatically released in consideration of the Company’s issuance and delivery of the Settlement Shares to the Settlement Share Depository, and the principal amount of the Additional Tier 1 Securities shall equal zero at all times thereafter. Under no circumstances shall such released obligations be reinstated. If the Company has been unable to appoint a Settlement Share Depository, it shall effect, by means it deems reasonable in the circumstances (including, without limitation, issuance of the Settlement Shares to another independent nominee or to the Holders of the Additional Tier 1 Securities directly), the issuance and delivery of the Settlement Shares or of the Alternative Consideration, as applicable, to the Holders of the Additional Tier 1 Securities, and such issuance and delivery shall be in consideration for the irrevocable and automatic release of all of the Company’s obligations under the Additional Tier 1 Securities as if the Settlement Shares had been issued and delivered to the Settlement Share Depository and, in which case, where the context so admits, references in this Fifth Supplemental Indenture and the Additional Tier 1 Securities to the issue and delivery of Settlement Shares to the Settlement Share Depository shall be construed accordingly and apply mutatis mutandis.

(b)       The determination as to whether a Trigger Event has occurred shall be made by the Company, the Relevant Regulator or any agent appointed for such purpose by the Relevant Regulator. Any such determination shall be binding on the Company, the Trustee and the Holders and the Beneficial Owners of the Additional Tier 1 Securities. Upon its determination that a Trigger Event has occurred, the Company shall (a) immediately inform the Relevant Regulator of the occurrence of a Trigger Event, (b) prior to giving the Conversion Trigger Notice, deliver to the Trustee an Officer’s Certificate substantially in the form attached hereto as Exhibit C, specifying that a Trigger Event has occurred, which the Trustee shall accept without any further enquiry as sufficient evidence of such matters, in which event such certificate will be conclusive and binding on the Trustee and the Holders of the Additional Tier 1 Securities, and (c) deliver a Conversion Trigger Notice to the Trustee directly and to the Clearing Systems of the Global Securities within five (5) Business Days (or such shorter period as the Relevant Regulator may require) after the date on which such determination is made.

(c)       The date on which the Conversion Trigger Notice shall be deemed to have been given shall be the date on which it is delivered by the Company to the Clearing Systems (or, if the Additional Tier 1 Securities are in definitive form, to the Holders and Beneficial Owners directly).

(d)       The Settlement Shares to be issued and delivered shall be so issued and delivered on terms permitting a Settlement Shares Offer and shall, except where the Company has been unable to appoint a Settlement Share Depository and/or as otherwise provided herein and by the Additional Tier 1 Securities, initially be registered in the name of the Settlement Share Depository, which, subject to a Settlement Shares Offer, shall hold such Settlement Shares on behalf of the Holders and Beneficial Owners of the Additional Tier 1 Securities. By virtue of its holding of any Additional Tier 1 Securities, each Holder and Beneficial Owner shall be deemed to have irrevocably directed the Company to issue and deliver the Settlement Shares corresponding to the conversion of its holding of Additional Tier 1 Securities to the Settlement Share Depository (or to such other relevant recipient).

(e)       The Settlement Share Depository (or the relevant recipient in accordance with the terms of the Additional Tier 1 Securities, as applicable) shall hold the Settlement Shares (and the Alternative Consideration, if any) on behalf of the Holders and Beneficial

Owners of the Additional Tier 1 Securities. For so long as the Settlement Shares are held by the Settlement Share Depository, each Holder and Beneficial Owner shall be entitled to direct the Settlement Share Depository or such other relevant recipient, as applicable, to exercise on its behalf all rights of an ordinary Shareholder (including voting rights and rights to receive dividends); provided, however, that Holders and Beneficial Owners shall not have any rights to sell or otherwise transfer such Settlement Shares unless and until such time as the Settlement Shares have been delivered to the Holders or Beneficial Owners in accordance with the procedures set forth under Section 2.17 hereof.

(f)       Provided that the Company issues and delivers the Settlement Shares to the Settlement Share Depository (or the relevant recipient in accordance with the terms of the Additional Tier 1 Securities) in accordance with the terms of the Additional Tier 1 Securities, with effect from and on the Conversion Date, Holders and Beneficial Owners of the Additional Tier 1 Securities shall have recourse only to the Settlement Share Depository (or to such other relevant recipient, as applicable) for the delivery to them of Settlement Shares, ADSs or, if applicable, the Alternative Consideration to which such Holders and Beneficial Owners are entitled. Subject to the occurrence of a Winding-up or Administration Event on or following a Trigger Event, if the Company fails to issue and deliver the Settlement Shares upon Automatic Conversion to the Settlement Share Depository on the Conversion Date, the only right of Holders and Beneficial Owners shall be to claim to have such Settlement Shares so issued and delivered.

(g)       Effective upon, and following, the occurrence of the Automatic Conversion, provided that the Company issues and delivers the Settlement Shares to the Settlement Share Depository (or the relevant recipient in accordance with the terms of the Additional Tier 1 Securities) in accordance with the terms of the Additional Tier 1 Securities, Holders and Beneficial Owners shall not have any rights against the Company with respect to repayment of the principal amount of the Additional Tier 1 Securities or payment of interest or any other amount on or in respect of such Additional Tier 1 Securities, which liabilities of the Company shall be automatically released, and accordingly the principal amount of the Additional Tier 1 Securities shall equal zero at all times thereafter. Any interest in respect of an interest period ending on any Interest Payment Date falling between the date of a Trigger Event and up to (and including) the Conversion Date shall be deemed to have been canceled pursuant to Section 2.03 above upon the occurrence of such Trigger Event and shall not be due and payable.

(h)       Notwithstanding any other provision herein, by its acquisition of the Additional Tier 1 Securities, each Holder and each Beneficial Owner shall be deemed to have (1) agreed to all of the terms and conditions of the Additional Tier 1 Securities, including, without limitation, to those related to (x) Automatic Conversion of its Additional Tier 1 Securities following a Trigger Event and (y) the appointment of the Settlement Share Depository, the issuance of the Settlement Shares to the Settlement Share Depository (or to the relevant recipient in accordance with the terms of this Fifth Supplemental Indenture or the Additional Tier 1 Securities) and the potential sale of the Settlement Shares pursuant to a Settlement Shares Offer and acknowledged that such events in (x) and (y) may occur without any further action on the part of such Holders or Beneficial Owners or the Trustee, (ii) agreed that effective upon, and following, the occurrence of the Automatic Conversion, no amount shall be due and payable to the Holders or the Beneficial Owners under the Additional Tier 1 Securities and the liability of the Company to pay any such amounts (including the principal amount of, or any interest in respect of, the Additional Tier 1 Securities) shall be automatically released, and the Holders and the Beneficial Owners shall not have the right to give any direction to the Trustee with respect to the Trigger Event and any related Automatic Conversion, (iii) waived, to the extent permitted by the Trust Indenture Act, any claim against the Trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Additional Tier 1 Securities, including, without limitation, claims related to or arising out of or in connection with a Trigger Event and/or any Automatic Conversion, and (iv) authorized, directed and requested Clearstream, Luxembourg and/or Euroclear and any direct participant in Clearstream, Luxembourg and/or Euroclear or other intermediary through which it holds such Additional Tier 1 Securities to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such Holder or Beneficial Owner or the Trustee.

(i)       The procedures set forth in this Section 2.15 are subject to change to reflect changes in Clearstream, Luxembourg and/or Euroclear practices, and the Company may make changes to the procedures set forth in this Section 2.15 to the extent reasonably necessary, in the opinion of the Company, to reflect such changes in Clearstream, Luxembourg and/or Euroclear practices. Any such changes shall be subject to the provisions of Section 8.01.

(j)       Notwithstanding anything to the contrary contained in the Indenture or the Additional Tier 1 Securities, once the Company has delivered a Conversion Trigger Notice following the occurrence of a Trigger Event, (2) subject to the right of Holders and Beneficial Owners pursuant to Section 4.03 in the event of a failure by the Company to issue and deliver any Settlement Shares to the Settlement Share Depository on the Conversion Date, the Indenture shall impose no duties upon the Trustee whatsoever with regard to an Automatic Conversion upon a Trigger Event and the Holders and Beneficial Owners shall have no rights whatsoever under the Indenture or the Additional Tier 1 Securities to instruct the Trustee to take any action whatsoever, and (3) as of the date of the Conversion Trigger Notice, except for any indemnity and/or security provided by any Holder or by any Beneficial Owner in such direction or related to such direction, any direction previously given to the Trustee by any Holder or by any Beneficial Owner shall cease automatically and shall be null and void and of no further effect; except in each case of (i) and (ii) of this Section 2.15(j)(i), with respect to any rights of Holders or Beneficial Owners with respect to any payments under the Additional Tier 1 Securities that were unconditionally due and payable prior to the date of the Conversion Trigger Notice or unless the Trustee is instructed in writing by the Company to act otherwise.

(k)       All authority conferred or agreed to be conferred by each Holder and Beneficial Owner pursuant to this Section 2.15, including the consents given by such Holder and Beneficial Owner, shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder and Beneficial Owner.

(l)       The Trustee shall not be liable with respect to (4) the calculation or accuracy of the CET1 Ratio in connection with the occurrence of a Trigger Event and the timing of such Trigger Event, (5) the failure of the Company to post or deliver the underlying CET1 Ratio calculations of a Trigger Event to the Clearing Systems, the Holders or the Beneficial Owners, (6) any aspect of the Company’s decision to deliver a Conversion Trigger Notice or the related Automatic Conversion, (7) the adequacy of the disclosure of these provisions in the Prospectus or any other offering material in respect of the Additional Tier 1 Securities or for the direct or indirect consequences thereof or (8) any other requirement of the Company contained herein related to a Trigger Event or the Automatic Conversion.

(m)       Following the issuance and delivery of the Settlement Shares to the Settlement Share Depository (or to the relevant recipient in accordance with the terms of the Additional Tier 1 Securities) on the Conversion Date, the Additional Tier 1 Securities shall remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the Holders’ and Beneficial Owners’ right to receive Settlement Shares, ADSs or Alternative Consideration, as the case may be, from the Settlement Share Depository (or such other relevant recipient, as applicable).

(n)       The Holders and Beneficial Owners shall not at any time have the option to convert to the Additional Tier 1 Securities into Settlement Shares.

(o)       The occurrence of the Automatic Conversion shall not constitute an Enforcement Event.

Section 2.16. Settlement Shares.

(a)       The number of Settlement Shares to be issued to the Settlement Share Depository on the Conversion Date will be determined by dividing the (9) aggregate principal amount of the Additional Tier 1 Securities outstanding immediately prior to the Automatic Conversion on the Conversion Date, by (10) the Conversion Price prevailing on the Conversion Date. The number of Settlement Shares to be delivered to each Holder shall be rounded down, if necessary, to the nearest whole number of Settlement Shares. Fractions of Settlement Shares will not be delivered to the Settlement Share Depository following the Automatic Conversion and no cash payment shall be made in lieu thereof. The number of Settlement Shares to be held by the Settlement Share Depository for the benefit of each Holder shall be (i) the number of Settlement Shares thus calculated divided by (ii) the Tradable Amount of the book-entry interests in the Additional Tier 1 Securities held by such Holder on the Conversion Date rounded down, if necessary, to the nearest whole number of Settlement Shares.

(b)       The Settlement Shares issued following the Automatic Conversion shall be fully paid and non-assessable and shall in all respects rank pari passu with the fully paid Ordinary Shares of the Company in issue on the Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law, and except that the Settlement Shares so issued shall not rank for (or, as the case may be, the relevant Holder or Beneficial Owner shall not be entitled to receive) any rights, the Record Date for entitlement to which falls prior to the Conversion Date.

(c)       The procedures set forth in this Section 2.16 are subject to change to reflect changes in Clearstream, Luxembourg or Euroclear practices, and the Company may make changes to the procedures set forth in this Section 2.16 to the extent reasonably necessary, in the opinion of the Company, to reflect such changes in Clearstream, Luxembourg or Euroclear practices. Any such changes shall be subject to the provisions of Section 8.01.

Section 2.17. Settlement Shares Offer.

(a)       Within ten (10) Business Days following the Conversion Date, the Company may, in its sole and absolute discretion, elect that the Settlement Share Depository (or an agent on its behalf) make an offer of, in the Company’s sole and absolute discretion, all or some of the Settlement Shares to, at the Company’s sole and absolute discretion, all or some of the Shareholders upon Automatic Conversion, such offer to be at a cash price per Settlement Share that will be no less than the Conversion Price, subject as provided in this Section 2.17 (the “Settlement Shares Offer”).

(b)       The Company reserves the right, in its sole and absolute discretion, to elect that the Settlement Share Depository terminate the Settlement Shares Offer at any time during the Settlement Shares Offer Period. If the Company makes such an election, it shall provide at least three (3) Business Days’ notice to the Trustee directly and to the Clearing Systems of the Global Securities (or, if the Additional Tier 1 Securities are definitive Securities, by the Company to the Trustee directly and to the Holders at their addresses shown on the Capital Security Register). The Settlement Share Depository may then, in its sole and absolute discretion, take steps (including, without limitation, changing the Suspension Date) to deliver to Holders and Beneficial Owners (or the custodian, nominee, broker or other representative thereof) of the Additional Tier 1 Securities the Settlement Shares or ADSs at a time that is earlier than the time at which such Holders and Beneficial Owners (or the custodian, nominee, broker or other representative thereof) would have otherwise received the Alternative Consideration, had the Settlement Shares Offer been completed.

(c)       Upon expiry of the Settlement Shares Offer Period, the Settlement Share Depository shall provide notice to the Holders of the Additional Tier 1 Securities of the composition of the Alternative Consideration (and of the deductions to the Cash Component, if any, of the Alternative Consideration (as set out in the definition of “Alternative Consideration” in Section 1.01)) per £1,000 Tradable Amount of the Additional Tier 1 Securities. The Alternative Consideration will be held by the Settlement Share Depository on behalf of the Holders and Beneficial Owners and will be delivered to Holders and Beneficial Owners pursuant to the procedures set forth under Section 2.18.

(d)       The Cash Component of any Alternative Consideration shall be payable by the Settlement Share Depository to the Holders and Beneficial Owners (or the custodian, nominee, broker or other representative thereof) of the Additional Tier 1 Securities whether or not the Solvency Condition is satisfied.

(e)       If the Company elects, in its sole and absolute discretion, that a Settlement Shares Offer be conducted by the Settlement Share Depository, each Holder or Beneficial Owner, by its acquisition of the Additional Tier 1 Securities, shall be deemed to have (11) irrevocably consented to any Settlement Shares Offer and, notwithstanding that such Settlement Shares are held by the Settlement Share Depository on behalf of Holders and Beneficial Owners, to the Settlement Share Depository using the Settlement Shares delivered to it to settle any Settlement Shares Offer, (12) irrevocably consented to the transfer of the beneficial interest it holds in the Settlement Shares delivered upon Automatic Conversion to the Settlement Share Depository or to one or more purchasers identified by the Settlement Share Depository in connection with the Settlement Shares Offer, (13) irrevocably agreed that the Company and the Settlement Share Depository may take any and all actions necessary to conduct the Settlement Shares Offer in accordance with the terms of the Additional Tier 1 Securities, (14) irrevocably agreed that none of the Company, the Trustee or the Settlement Share Depository shall, to the extent permitted by applicable law, incur any liability to the Holders or Beneficial Owners in respect of the Settlement Shares Offer (except for the obligations of the Settlement Share Depository in respect of the Holders’ and Beneficial Owners’ entitlement to, and subsequent delivery of, any Alternative Consideration) and (v) authorized, directed and required the relevant Clearing System, any direct participant in the Clearing Systems or other intermediary through which it holds the Additional Tier 1 Securities to take any and all necessary action to implement the Automatic Conversion (including, without limitation, any Settlement Shares Offer).

Section 2.18. Settlement Procedure.

(a)       Delivery of the Settlement Shares, ADSs or Alternative Consideration, as applicable, to the Holders and Beneficial Owners of the Additional Tier 1 Securities shall be made in accordance with the procedures set forth in this Section 2.18, which remain subject to change to reflect changes in practices of the Clearing Systems.

(b)       The Settlement Shares Offer Notice shall specify the Suspension Date, provided that the Suspension Date has not previously been specified in the Conversion Trigger Notice.

(c)       On the Suspension Date, the Company shall deliver, to the Trustee directly and to the Clearing Systems of the Global Securities (or, if the Additional Tier 1 Securities are in definitive form, to the Holders at their addresses shown on the Capital Security Register) a Settlement Request Notice, pursuant to which the Company shall request that Holders and Beneficial Owners complete a Settlement Notice and shall specify the Notice Cut-off Date and the Final Cancellation Date.

(d)       Holders and Beneficial Owners (or the custodian, nominee, broker or other representative thereof) shall not receive delivery of the relevant Settlement Shares, ADSs or Alternative Consideration, as applicable, unless such Holders or Beneficial Owners (or the custodian, nominee, broker or other representative thereof) deliver the Settlement Notice to the Settlement Share Depository on or before the Notice Cut-off Date; provided that, if such delivery is made after the end of normal business hours at the specified office of the Settlement Share Depository, such delivery shall be deemed for all purposes to have been made or given on the following Business Day.

(e)       If the Additional Tier 1 Securities are held through the Clearing Systems, the Settlement Notice must be given in accordance with the standard procedures of the Clearing Systems and in a form acceptable to the Clearing Systems and the Settlement Share Depository from time to time. With respect to any Additional Tier 1 Securities held in definitive form, the Settlement Notice must be delivered to the specified office of the Settlement Share Depository together with the relevant Additional Tier 1 Security.

(f)       Subject to satisfaction of the requirements and limitations set forth in this Section 2.18 and provided that the Settlement Notice and the relevant Additional Tier 1 Securities, if applicable, are delivered on or before the Notice Cut-off Date, the Settlement Share Depository shall deliver the relevant Alternative Consideration or Settlement Shares (rounded down to the nearest whole number of Settlement Shares) to, or shall deposit such relevant Settlement Shares with the ADS Depository on behalf of, the relevant Holder or Beneficial Owner (or custodian, nominee, broker or other representative thereof) of the relevant Additional Tier 1 Securities completing the relevant Settlement Notice or its nominee in accordance with the instructions given in such Settlement Notice on the applicable Settlement Date.

(g)       Each Settlement Notice shall be irrevocable. The Settlement Share Depository shall determine, in its sole and absolute discretion, whether any Settlement Notice has been properly completed and delivered, and such determination shall be conclusive and binding on the relevant Holder or Beneficial Owner. If any Holder or Beneficial Owner fails to properly complete and deliver a Settlement Notice and the relevant Additional Tier 1 Securities, if applicable, the Settlement Share Depository shall be entitled to treat such Settlement Notice as null and void.

(h)       Neither the Company nor any member of the Group shall pay any taxes or capital, stamp, issue and registration or transfer taxes or duties arising upon Automatic Conversion or that may arise or be paid as a consequence of the issue and delivery of Settlement Shares to the Settlement Share Depository. A Holder or Beneficial Owner must pay any taxes and capital, stamp, issue and registration and transfer taxes or duties arising upon Automatic Conversion in connection with the issue and delivery of the Settlement Shares to the Settlement Share Depository and such Holder or Beneficial Owner must pay all, if any, such taxes or duties arising by reference to any disposal or deemed disposal of such Holders or Beneficial Owner’s Additional Tier 1 Security or interest therein. Any taxes and capital, stamp, issue and registration and transfer taxes or duties arising on delivery or transfer of Settlement Shares to a purchaser in any Settlement Shares Offer shall be payable by the relevant purchaser of those Settlement Shares.

(i)       The Settlement Shares (and the Settlement Share Component, if any, of any Alternative Consideration) and ADSs shall not be available for delivery (15) to, or to a nominee for, Euroclear Bank S.A./N.V. or Clearstream Banking S.A. or any other person providing a clearance service within the meaning of Section 96 of the U.K. Finance Act 1986 or (16) to a person, or nominee or agent for a person, whose business is or includes issuing depository receipts within the meaning of Section 93 of the U.K. Finance Act 1986, in each case at any time prior to the “abolition day” as defined in Section 111(1) of the U.K. Finance Act 1990, or (17) to the CREST account of such a person described in (i) or (ii).

(j)       The Company may make changes to the procedures set forth in this Section 2.18 to the extent such changes are reasonably necessary, in the opinion of the Company, to effect the delivery of the Settlement Shares or ADSs, as applicable, to the Holders and Beneficial Owners of the Additional Tier 1 Securities.

Section 2.19. Failure to Deliver a Settlement Notice. If any Holder or Beneficial Owner (or custodian, nominee, broker or other representative thereof) fails to deliver a Settlement Notice and the relevant Additional Tier 1 Securities, if applicable, to the Settlement Share Depository on or before the Notice Cut-off Date, the Settlement Share Depository shall continue to hold the Settlement Shares or Alternative Consideration in respect of such Holder or Beneficial Owner, until a Settlement Notice (and the relevant Additional Tier 1 Securities, if applicable) is so delivered; provided, however, that the relevant Additional Tier 1 Securities shall be canceled on the Final Cancellation Date, and any Holder or Beneficial Owner (or custodian, nominee, broker or other representative thereof) of Additional Tier 1 Securities delivering a Settlement Notice after the Notice Cut-off Date shall be required provide evidence of its entitlement to the relevant Settlement Shares, ADSs or Alternative Consideration satisfactory to the Settlement Share Depository in its sole and absolute discretion in order to receive delivery of such Settlement Shares, Alternative Consideration or ADSs (to be deposited with the ADS Depository on its behalf). The Company shall have no liability to any Holder or Beneficial Owner of the Additional Tier 1 Securities for any loss resulting from such Holder’s or Beneficial Owner’s failure to receive any Alternative Consideration, Settlement Shares or ADSs, or from any delay in the receipt thereof, in each case as a result of such Holder or Beneficial Owner (or custodian, nominee, broker or other representative thereof) failing to duly submit a Settlement Notice and the relevant Additional Tier 1 Securities, if applicable, on a timely basis or at all.

Section 2.20. Delivery of ADSs. In respect of Settlement Shares for which Holders or Beneficial Owners elect to be converted into ADSs as specified in the Settlement Notice, subject to the Company’s right to elect that a Settlement Shares Offer be made in accordance with Section 2.17(a), the Settlement Share Depository shall deposit with the ADS Depository, the number of Settlement Shares to be issued upon Automatic Conversion of the Additional Tier 1 Securities, and the ADS Depository shall issue the corresponding number of ADSs to such Holder or Beneficial Owner (per the ADS-to-Ordinary Share ratio in effect on the Conversion Date). Once deposited, the ADS Depository shall be entitled to the economic rights of a holder or beneficial owner of the Settlement Shares for the purposes of any dividend entitlement and otherwise on behalf of the ADS holders, and the Holder or Beneficial Owner will become the record holder of the related ADSs for all purposes under the ADS Deposit Agreement. However, the issuance of the ADSs by the ADS Depository may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Settlement Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS Depository.

Section 2.21. Agreement with Respect to Exercise of U.K. Bail-in Power.

(a)       Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of the Additional Tier 1 Securities, by purchasing or acquiring the Additional Tier 1 Securities, each Holder (including each Beneficial Owner) of the Additional Tier 1 Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities into shares or other securities or other obligations of the Company or another person (and the issue to or conferral on the holder of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Additional Tier 1 Securities; and/or (iii) the amendment or alteration of the maturity of the Additional Tier 1 Securities, or amendment of the amount of interest due on the Additional Tier 1 Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. Bail-in Power may be exercised by means of variation of the terms of the Additional Tier 1 Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable, but which have not been paid, prior to the exercise of any U.K. Bail-in Power. Each Holder and each Beneficial Owner of the Additional Tier 1 Securities further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under the Additional Tier 1 Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority.

(b)       By its acquisition of the Additional Tier 1 Securities, each Holder and Beneficial Owner:

(i)       acknowledges and agrees that no exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Additional Tier 1 Securities or cancellation or deemed cancellation of interest on the Additional Tier 1 Securities pursuant to Sections 2.03 or 2.04 shall give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii)       to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Additional Tier 1 Securities.

(iii)       acknowledges and agrees that, (a) upon the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority, the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Additional Tier 1 Securities under Section 5.12 of the Capital Securities Indenture and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority, the Additional Tier 1 Securities remain outstanding (for example, if the exercise of the U.K. Bail-in Power results in only a partial write-down of the principal of the Additional Tier 1 Securities) then the Trustee’s duties under the Indenture shall remain applicable with respect to the Additional Tier 1 Securities following such completion to the extent that the Company and the Trustee agree pursuant to a supplemental indenture, unless the Company and the Trustee agree that a supplemental indenture is not necessary.

(iv)       shall be deemed to have (i) consented to the exercise of any U.K. Bail-in Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the Additional Tier 1 Securities and (ii) authorized, directed and requested the relevant Clearing System and/or any direct participant in a Clearing System or other intermediary through which it holds such Additional Tier 1 Securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-in Power with respect to the Additional Tier 1 Securities as it may be imposed, without any further action or direction on the part of such Holder and such Beneficial Owner or the Trustee.

(c)       Each Holder or Beneficial Owner that acquires its Additional Tier 1 Securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Additional Tier 1 Securities that acquire the Additional Tier 1 Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Additional Tier 1 Securities, including in relation to interest cancellation, the Automatic Conversion, the U.K. Bail-in Power, the Settlement Shares Offer, and the limitations on remedies specified in Section 4.04 hereof.

(d)       No repayment of principal following any proposed redemption of the Additional Tier 1 Securities or payment of interest on the Additional Tier 1 Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless, at the time that such repayment or payment, respectively is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom applicable to the Company or other members of the Group.

(e)       Upon the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Additional Tier 1 Securities, the Company shall provide a written notice to the Clearing Systems as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying Holders and Beneficial Owners of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes only.

(f)       The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Capital Securities Indenture shall survive any exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Additional Tier 1 Securities and any Automatic Conversion hereunder.

(g)       The exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Additional Tier 1 Securities shall not constitute an Enforcement Event.

Article 3
Anti-Dilution

Section 3.01. Adjustment of Conversion Price. Upon the occurrence of any of the events described below, the Conversion Price shall be adjusted as follows:

(a)       If and whenever there shall be a consolidation, reclassification, redesignation or subdivision in relation to the Ordinary Shares which alters the number of Ordinary Shares in issue, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such consolidation, reclassification, redesignation or subdivision by the following fraction:

A B

where:

A	is the aggregate number of Ordinary Shares in issue immediately before such consolidation, reclassification, redesignation or subdivision, as the case may be; and

B	is the aggregate number of Ordinary Shares in issue immediately after, and as a result of, such consolidation, reclassification, redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification, redesignation or subdivision, as the case may be, takes effect.

(b)       If and whenever the Company shall issue any Ordinary Shares to Shareholders as a class credited as fully paid by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such Ordinary Shares are or are to be issued instead of the whole or part of a Cash Dividend which the Shareholders would or could otherwise have elected to receive, (2) where the Shareholders may elect to receive a Cash Dividend in lieu of such Ordinary Shares or (3) where any such Ordinary Shares are or are expressed to be issued in lieu of a dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to the Shareholders, whether at their election or otherwise), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

A B

where:

A	is the aggregate number of Ordinary Shares in issue immediately before such issue; and

B	is the aggregate number of Ordinary Shares in issue immediately after such issue.

Such adjustment shall become effective on the date of issue of such Ordinary Shares.

(c)       If and whenever the Company shall pay any Extraordinary Dividend to the Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A – B A

where:

A	is the Current Market Price of one Ordinary Share on the Effective Date; and

B	is the portion of the aggregate Extraordinary Dividend attributable to one Ordinary Share, with such portion being determined by dividing the aggregate Extraordinary Dividend by the number of Ordinary Shares entitled to receive the relevant Extraordinary Dividend. If the Extraordinary Dividend shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Section 3.01(c), (A) the first date on which the Ordinary Shares are traded ex-the Extraordinary Dividend on the Relevant Stock Exchange, or (B) if there is no Relevant Stock Exchange, the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this Section 3.01(c).

(d)       If and whenever the Company shall issue Ordinary Shares to the Shareholders as a class by way of rights or the Company or any member of the Group or (at the direction or request or pursuant to arrangements with the Company or any member of the Group) any other company, person or entity, shall issue or grant to the Shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase Ordinary Shares, or any Other Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, any Ordinary Shares (or shall grant any such rights in respect of existing Other Securities so issued), in each case at a price per Ordinary Share which is less than 95% of the Current Market Price per Ordinary Share on the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A + B A + C

where:

A	is the number of Ordinary Shares in issue on the Effective Date;

B	is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares issued by way of rights, or for the Other Securities issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Ordinary Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Ordinary Share on the Effective Date; and

C	is the number of Ordinary Shares to be issued or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase in respect thereof at the initial conversion, exchange, subscription or purchase price or rate, provided that if, on the Effective Date, such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this Section 3.01(d), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date, which means, in respect of this Section 3.01(d), (A) the first date on which the Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange, or (B) if there is no Relevant Stock Exchange, the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this Section 3.01(d).

For the purpose of any calculation of the consideration receivable or price pursuant to this Section 3.01(d), the following provisions shall apply:

(i)	the aggregate consideration receivable or price for Ordinary Shares issued for cash shall be the amount of such cash;

(ii)	(x) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the conversion or exchange of any Other Securities shall be deemed to be the consideration or price received or receivable for any such Other Securities and (y) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Other Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Other Securities or, as the case may be, for such options, warrants or rights which are attributed by the Company to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date, plus in the case of each of (x) and (y) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Other Securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per Ordinary Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Other Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) above (as the case may be) divided by the number of Ordinary Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(iii)	if the consideration or price determined pursuant to (i) or (ii) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date (in the case of (i) above) or the relevant date of first public announcement (in the case of (ii) above);

(iv)	in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Ordinary Shares or Other Securities or options, warrants or rights, or otherwise in connection therewith; and

(v)	the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to the Company or another entity.

(e)       Notwithstanding provisions of Sections 3.01(a)-(d) above:

(i)       where the events or circumstances giving rise to any adjustment to the Conversion Price have resulted or will result in an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of the Company, a modification to the adjustment provisions is required to give the intended result, such modification shall be made as may be determined in good faith by an Independent Adviser to be in its opinion appropriate, including to ensure that (i) an adjustment to the Conversion Price or the economic effect thereof shall not be taken into account more than once, (ii) the economic effect of an Extraordinary Dividend is not taken into account more than once, and (iii) to reflect a redenomination of the issued Ordinary Shares for the time being into a new currency;

(ii)       if any doubt shall arise as to whether an adjustment falls to be made to the Conversion Price or as to the appropriate adjustment to the Conversion Price, the Company may at its discretion appoint an Independent Adviser and, and following consultation between the Company and such Independent Adviser, a written opinion of such Independent Adviser in respect thereof shall be conclusive and binding on the Company, the Holders and the Beneficial Owners, save in the case of manifest error;

(iii)       no adjustment will be made to the Conversion Price where Ordinary Shares or Other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Company or any of its Subsidiaries or any associated company or to a trustee or trustees to be held for the benefit of any such person, in any such case pursuant to any share or option scheme;

(iv)       on any adjustment, if the resultant Conversion Price has more decimal places than the initial Conversion Price, it shall be rounded to the same number of decimal places as the initial Conversion Price. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than 1% of the Conversion Price then in effect. Any adjustment not required to be made, and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made;

(v)       Notice of any adjustments to the Conversion Price shall be given by the Company to the Clearing Systems for onward circulation to the Holders and Beneficial Owners of the Global Securities (or, if the Additional Tier 1 Securities are in definitive form, via the Trustee) promptly after the determination thereof;

(vi)       any adjustment to the Conversion Price shall be subject to such Conversion Price not being less than the nominal value of an Ordinary Share at such time (currently £0.10). The Company undertakes that it shall not take any action, and shall procure that no action is taken, that would otherwise result in an adjustment to the Conversion Price to below such nominal value then in effect; and

(vii)       references to the Conversion Price and Ordinary Shares shall be deemed to include any New Conversion Price and any Relevant Shares, such that any New Conversion Price shall be subject to price adjustments upon the occurrence of the events of set forth in Sections 3.01(a)-(d) above, subject to any modifications as an Independent Adviser shall determine to be appropriate.

Section 3.02. Qualifying Relevant Event.

(a)       Within ten (10) days following the occurrence of a Relevant Event, the Company shall give notice thereof to the Holders and Beneficial Owners of the Additional Tier 1 Securities by means of a “Relevant Event Notice”, with a copy to the Trustee.

(b)       The Relevant Event Notice shall be in a form acceptable to the Clearing Systems and shall specify:

(1)	the identity of the Acquirer;

(2)	whether the Relevant Event is a Qualifying Relevant Event or a Non-Qualifying Relevant Event; and

(3)	in the case of a Qualifying Relevant Event, the New Conversion Price.

(c)       If a Qualifying Relevant Event occurs, the Additional Tier 1 Securities shall, where the Conversion Date (if any) falls on or after the New Conversion Condition Effective Date, be converted on such Conversion Date into, or exchangeable for, Relevant Shares of the Approved Entity, mutatis mutandis as provided under Section 2.15 above, at a Conversion Price that shall be the New Conversion Price. Such conversion shall be effected by the delivery by the Company of such number of Settlement Shares as set forth under Section 2.15 above to, or to the order of, the Approved Entity. Such delivery shall irrevocably discharge and satisfy all of the Company’s obligations under the Additional Tier 1 Securities, but shall be without prejudice to the rights of the Trustee and the Holders and Beneficial Owners against the Approved Entity in connection with its undertaking to deliver Relevant Shares as provided in the definition of “New Conversion Condition”. Such delivery shall be in consideration of the Approved Entity irrevocably undertaking for the benefit of the Holders and Beneficial Owners to deliver the Relevant Shares to the Settlement Share Depository. For the avoidance of doubt, the Company may elect that a Settlement Shares Offer be made by the Settlement Share Depository in respect of the Relevant Shares.

(d)       The New Conversion Price shall be subject to adjustments in the circumstances provided for under Sections 3.01(a)-(d) above (if necessary with such modifications as an Independent Adviser shall determine to be appropriate), and the Company shall give notice to the Holders of the Additional Tier 1 Securities of the New Conversion Price and of any such modifications and amendments thereafter.

(e)       In the case of a Qualifying Relevant Event:

(i)       the Company shall, on or prior to the New Conversion Condition Effective Date, enter into such agreements and arrangements (including, without limitation, supplemental indentures to the Indenture and amendments and modifications to the terms and conditions of the Additional Tier 1 Securities and the Indenture) as may be required to ensure that, with effect from the New Conversion Condition Effective Date, the Additional Tier 1 Securities shall (following the occurrence of a Trigger Event) be convertible into, or exchangeable for, Relevant Shares of the Approved Entity, mutatis mutandis in accordance with, and subject to, the provisions of Section 2.15 of this Fifth Supplemental Indenture (as may be supplemented or amended), at the New Conversion Price;

(ii)       the Company shall, where the Conversion Date falls on or after the New Conversion Condition Effective Date, procure the issue and/or delivery of the relevant number of Relevant Shares mutatis mutandis in the manner provided under Section 2.15 of this Fifth Supplemental Indenture (as may be supplemented or amended).

Section 3.03. No Change to the Terms of Additional Tier 1 Securities on Non-Qualifying Relevant Event. If a Non-Qualifying Relevant Event occurs (including if the Acquirer is a Governmental Entity), there shall be no automatic adjustment to the terms of the Additional Tier 1 Securities (whether in the manner provided for in Section 3.02 of this Fifth Supplemental Indenture in respect of a Qualifying Relevant Event or at all) and references in this Fifth Supplemental Indenture to “Settlement Shares” or “Ordinary Shares” will continue to refer to the ordinary shares of the Company.

Article 4
Enforcement Events and Remedies

With respect to the Additional Tier 1 Securities only, Section 5.01 of the Capital Securities Indenture shall be amended and restated in its entirety as follows in Section 4.01 hereof, Section 5.02 of the Capital Securities Indenture shall be amended and restated in its entirety as follows in 4.02 and 4.03 hereof, Section 5.03(a) of the Capital Securities Indenture shall be amended and restated in its entirety as follows in Section hereof, Section 5.13 of the Capital Securities Indenture shall be amended and restated in its entirety as follows in Section 4.05 hereof, and references in the Capital Securities Indenture to such Sections shall be to such Sections as amended and restated in entirety by this Fifth Supplemental Indenture. Section 5.10 of the Capital Securities Indenture shall apply to the Additional Tier 1 Securities subject to the limitations on remedies specified in this Article 4.

Section 4.01. Winding-up or Administration Event. If a Winding-Up or Administration Event occurs prior to the occurrence of a Trigger Event, subject to the subordination provisions of Article 5, the principal amount of the Additional Tier 1 Securities shall become immediately due and payable, without the need of any further action on the part of the Trustee, the Holders or any other Person, including the declaration by the Trustee, the Holders or any other Person that the principal amount of the Additional Tier 1 Securities has become immediately due and payable.

Section 4.02. Non-Payment Event. Subject to Section 2.12, if the Company fails to pay any amount of principal in respect of the Additional Tier 1 Securities and such non-payment is not remedied within a period of seven (7) calendar days or more after the date on which such payment is due (a “Non-Payment Event”), the Trustee may, on behalf of the Holders and Beneficial Owners, at its discretion, or shall at the direction of Holders of 25% of the aggregate principal amount of outstanding Additional Tier 1 Securities, subject to any applicable laws, institute proceedings for the winding up of the Company. In the event of a winding-up or liquidation of the Company (whether or not instituted by the Trustee) the Trustee may prove the claims of the Holders, Beneficial Owners and the Trustee in the winding-up proceeding of the Company and/or claim in the liquidation of the Company, such claims as are set out in Section 5.01(c) and Section 5.01(d). For the avoidance of doubt, the Trustee may not declare the principal amount of any outstanding Additional Tier 1 Securities to be due and payable and may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid on the Additional Tier 1 Securities.

Section 4.03. Limited Remedies for Breach of Performance Obligations. In the event of a breach of any term, obligation or condition binding upon the Company under the Additional Tier 1 Securities or the Indenture (other than any payment obligation of the Company under or arising from the Additional Tier 1 Securities or the Indenture, including payment of any principal or interest, including any damages awarded for breach of any obligations) (such obligation, a “Performance Obligation”), the Trustee may without further notice institute such proceedings against the Company as it may deem fit to enforce the Performance Obligation, provided that the Company shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums, in cash or otherwise (including any damages) earlier than the same would otherwise have been payable under the Additional Tier 1 Securities or the Indenture. For the avoidance of doubt, the breach by the Company of any Performance Obligation shall not confer upon the Trustee (acting on behalf of the Holders) and/or the Holders or Beneficial Owners of the Additional Tier 1 Securities any claim for damages and, in the event of such a breach of a Performance Obligation, the sole and exclusive remedy that the Trustee (acting on behalf of the Holders) and/or the Holders or Beneficial Owners of the

Additional Tier 1 Securities may seek under the Additional Tier 1 Securities and the Indenture is specific performance under the laws of the State of New York. By its acquisition of the Additional Tier 1 Securities, each Holder and Beneficial Owner of the Additional Tier 1 Securities acknowledges and agrees (i) that such Holder and Beneficial Owner shall not seek, and shall not direct the Trustee (acting on their behalf) to seek, any claim for damages against the Company in respect of any breach by the Company of a Performance Obligation, and (ii) that the sole and exclusive remedy that such Holder and Beneficial Owner and/or the Trustee (acting on their behalf) may seek under the Additional Tier 1 Securities and the Indenture for a breach by the Company of a Performance Obligation is specific performance under the laws of the State of New York.

Section 4.04. No Other Remedies and Other Terms.

(a)       Other than the limited remedies specified in this Article 4, and subject to paragraph (c) below, no remedy against the Company shall be available to the Trustee (acting on behalf of the Holders) or the Holders and Beneficial Owners, whether for the recovery of amounts owing in respect of such Additional Tier 1 Securities or under the Indenture, or in respect of any breach by the Company of any of the Company’s obligations under or in respect of the terms of such Additional Tier 1 Securities or under the Indenture in relation thereto; provided, however, that the Company’s obligations to the Trustee under, and the Trustee’s lien provided for in, Section 6.07 of the Capital Securities Indenture and the Trustee’s rights to have money collected applied first to pay amounts due to it under such Section pursuant to Section 5.06 of the Capital Securities Indenture shall not be limited or impaired by this Article 4 or otherwise and expressly survive any Enforcement Event and are not subject to the subordination provisions of Section 5.01 and the waiver of set-off provisions of Section 5.02 of this Fifth Supplemental Indenture.

(b)       For purposes of the Capital Securities Indenture, “Event of Default” shall mean an “Enforcement Event” as defined in this Fifth Supplemental Indenture, except that the term “Event of Default” as used in Article 8 of the Capital Securities Indenture shall mean “Winding-up or Administration Event.”

(c)       Notwithstanding the limitations on remedies specified under this Article 4, (1) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the Holders and Beneficial Owners of the Additional Tier 1 Securities under the provisions of the Indenture, and (2) nothing shall impair the right of a Holder or Beneficial Owner of the Additional Tier 1 Securities under the Trust Indenture Act, absent such Holder’s or Beneficial Owner’s consent, to sue for any payment due but unpaid with respect to the Additional Tier 1 Securities; provided that, in the case of (1) and (2) above, any payments in respect of, or arising from, the Additional Tier 1 Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Additional Tier 1 Securities, shall be subject to the subordination provisions set forth in Section 5.01 and the waiver of set-off provisions in Section 5.02 of this Fifth Supplemental Indenture.

(d)       In furtherance of Section 6.01 of the Capital Securities Indenture:

(i)       For purposes of Sections 315(a) and 315(c) of the Trust Indenture Act, the term “default” is hereby defined to mean an Enforcement Event which has occurred and is continuing.

(ii)       Notwithstanding anything contained in the Capital Securities Indenture to the contrary, the duties and responsibilities of the Trustee under this Indenture shall be subject to the protections, exculpations and limitations on liability afforded to an indenture trustee under the provisions of the Trust Indenture Act.

Section 4.05. Waiver of Past Defaults.

(a)       Holders of not less than a majority in aggregate principal amount of the outstanding Securities may on behalf of the Holders of all of the Additional Tier 1 Securities waive any past Enforcement Event that results from a breach by the Company of a Performance Obligation. Holders of a majority of the aggregate principal amount of the outstanding Additional Tier 1 Securities shall not be entitled to waive any past default that results from a Winding-up or Administration Event or a Non-Payment Event.

(b)       Upon the occurrence of any waiver permitted by paragraph (a) above, such Enforcement Event shall cease to exist, and any Enforcement Event with respect to any series arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of the Capital Securities Indenture, but no such waiver shall extend to any subsequent or other Enforcement Event or impair any right consequent thereon.

Article 5
Subordination

Section 5.01. Subordination to Claims of Senior Creditors.

(a)       With respect to the Additional Tier 1 Securities only, Section 12.01(a) of the Capital Securities Indenture shall be amended and restated in its entirety as follows in this Section 5.01. References in the Capital Securities Indenture to Section 12.01(a) thereof shall be to Section 5.01 hereof. For the avoidance of doubt, no provision of Article 12 of the Capital Securities Indenture other than Section 12.01(a) shall be amended by this Fifth Supplemental Indenture.

(b)       The Additional Tier 1 Securities shall constitute the Company’s direct, unsecured, unguaranteed and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the Holders and Beneficial Owners of the Additional Tier 1 Securities against the Company in respect of or arising from the Additional Tier 1 Securities shall be subordinated to the claims of Senior Creditors.

(c)       If a Winding-up or Administration Event occurs prior to the date on which a Trigger Event occurs, there shall be payable by the Company in respect of each Additional Tier 1 Security (in lieu of any other payment by the Company) such amount, if any, as would have been payable to the Holder or Beneficial Owner if, throughout such Winding-up or Administration Event, such Holder or Beneficial Owner were the holder of one of a class of preference shares in the capital of the Company (“Notional Preference Shares”) having an equal right to a return of assets in the Winding-up or Administration Event to, and so ranking pari passu with, the holders of the most senior class or classes of issued preference shares in the capital of the Company from time to time (if any) (excluding any such holders that are Senior Creditors by virtue of clause (b) of the definition of Senior Creditors) and which have a preferential right to a return of assets in the Winding-up or Administration Event over, and ranking ahead of, the holders of all other classes of issued shares for the time being in the capital of the Company (excluding any such holders that are Senior Creditors by virtue of clause (b) of the definition of Senior Creditors) but ranking junior to the claims of Senior Creditors and on the assumption that the amount that such holder was entitled to receive in respect of each Notional Preference Share is an amount equal to the principal amount of, the relevant Additional Tier 1 Security together with, to the extent not otherwise included within the foregoing, any other amounts attributable to such Additional Tier 1 Security, including any Accrued Interest thereon and any damages awarded for breach of any obligations in respect thereof, regardless of whether the Solvency Condition is satisfied on the date upon which the same would otherwise be due and payable (and, in the case of an administration, on the assumption that such shareholders were entitled to claim and recover in respect of their shares to the same degree as in a winding up or liquidation).

(d)       If a Winding-up or Administration Event occurs at any time on or following the date on which a Trigger Event occurs but the Settlement Shares to be issued and delivered to the Settlement Share Depository on the Conversion Date have not been so delivered, there shall be payable by the Company in respect of each Additional Tier 1 Security (in lieu of any other payment by the Company) such amount, if any, as would have been payable to the Holder or Beneficial Owner of such Additional Tier 1 Security in a Winding-up or Administration Event if the Conversion Date in respect of the Automatic Conversion had occurred immediately before the occurrence of a Winding-up or Administration Event and, accordingly, as if such holder were, throughout such Winding-up or Administration Event, the holder of such number of Ordinary Shares as it would have been entitled to receive upon Automatic Conversion (ignoring for this purpose the Company’s right to make an election for a Settlement Shares Offer to be effected pursuant to Section 2.17), regardless of whether the Solvency Condition is satisfied on such date (and, in the case of an administration, on the assumption that shareholders were entitled to claim and recover in respect of their shares to the same degree as in a winding up or liquidation).

(e)       Other than in the event of a Winding-up or Administration Event of the Company as described in paragraph (c) and (d) above, or in relation to the Cash Component of any Alternative Consideration in any Settlement Shares Offer, payments in respect of or arising under the Additional Tier 1 Securities (including any damages for breach of any obligations thereunder) shall, in addition to the cancellation of any interest payment pursuant to Section 2.03 or 2.04 hereof, be conditional (18) upon the Company’s being solvent at the time when the relevant payment is due to be made, and (19) in that no principal, interest or other amount payable shall be due and payable in respect of or arising from the Additional Tier 1 Securities except to the extent that the Company could make such payment and still be solvent immediately thereafter (such condition referred to herein as the “Solvency Condition”). For purposes of determining whether the Solvency Condition is met, the Company shall be considered to be solvent at a particular point in time if (i) it is able to pay its debts owed to Senior Creditors as they fall due and (ii) its Assets are at least equal to its Liabilities. An Officer’s Certificate shall, unless there is manifest error, be treated and accepted by the Company, the Trustee, the Holders and the Beneficial Owners as correct and sufficient evidence that the Solvency Condition is or is not satisfied. For the avoidance of doubt, if the Company fails to make a payment because the Solvency Condition is not (or following such payment would not be) satisfied, that payment, shall not be or become due and payable.

Section 5.02. No Set-Off.Subject to applicable law, no Holder of Additional Tier 1 Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company arising under, or in respect of, or in connection with, the Additional Tier 1 Securities and each Holder of Additional Tier 1 Securities shall, by virtue of its holding of any Additional Tier 1 Securities, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the previous sentence, if any amount owing to any holder of any Additional Tier 1 Security by the Company in respect of, or arising under or in connection with the Additional Tier 1 Securities is discharged by set-off, such holder shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Company (or, in the event of its winding-up or administration, the liquidator or, as appropriate, administrator of the Company) and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Company (or the liquidator or, as appropriate, administrator of the Company) and accordingly any such discharge shall be deemed not to have taken place.

Article 6
Covenants

Section 6.01. Undertakings. While any Additional Tier 1 Security remains outstanding, the Company shall (if and to the extent permitted by the Applicable Regulations from time to time and only to the extent that such undertaking would not cause a Regulatory Event to occur), save with the approval of an extraordinary Shareholder resolution:

(a)       not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, upon Automatic Conversion of the Additional Tier 1 Securities, Ordinary Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(b)       in the event of a Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that the Newco Scheme is an Exempt Newco Scheme and that immediately after completion of the Scheme of Arrangement, any amendments to the Indenture as may be necessary to ensure that the Additional Tier 1 Securities may be converted into or exchanged for ordinary shares or units or the equivalent in Newco in accordance with the Indenture;

(c)       use all reasonable endeavors to ensure that the Settlement Shares issued upon Automatic Conversion of the Additional Tier 1 Securities following a Trigger Event shall be admitted to listing and trading on the Relevant Stock Exchange;

(d)       following the Automatic Conversion of the Additional Tier 1 Securities, take all reasonable actions as may be necessary to (a) register any additional ADSs, (b) deposit a sufficient number of ADSs with the ADS Depository, and (c) ensure that such ADSs shall continue to be listed on the New York Stock Exchange or, if the ADSs cease to be listed on such exchange, to be admitted to trading on a national securities exchange in the United States;

(e)       notwithstanding any Settlement Shares Offer, at all times keep available for issue, free from pre-emptive or other preferential rights, sufficient Ordinary Shares to enable Automatic Conversion of the Additional Tier 1 Securities to be satisfied in full;

(f)       in circumstances where the provisions of this Fifth Supplemental Indenture or the Additional Tier 1 Securities contemplate the appointment of a Settlement Share Depository, the Company shall use all reasonable endeavors to promptly appoint such Settlement Share Depository; and

(g)       where the provisions of the Indenture require or provide for a determination by an Independent Adviser, the Company shall use all reasonable endeavors promptly to appoint an Independent Adviser for such purpose.

Article 7
Satisfaction and Discharge

Section 7.01. Satisfaction and Discharge of Indenture. For purposes of the Additional Tier 1 Securities, Section 4.01 of the Capital Securities Indenture shall be amended and restated in its entirety and shall read as follows:

This Indenture shall upon Company Request, subject to Section 4.04 of the Capital Securities Indenture, cease to be of further effect with respect to the Additional Tier 1 Securities (except as to any surviving rights of registration of transfer or exchange of the Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture with respect to the Additional Tier 1 Securities when:

(a)       all Additional Tier 1 Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 of the Capital Securities Indenture) have been delivered to the Trustee for cancellation;

(b)       the Company has paid or caused to be paid all other sums payable hereunder (including Accrued Interest, if any) by the Company with respect to the Additional Tier 1 Securities; and

(c)       the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture with respect to the Additional Tier 1 Securities have been complied with.

(d)       Notwithstanding any satisfaction and discharge of the Indenture, the obligations of the Company to the Trustee under Section 6.07 of the Capital Securities Indenture, the obligations of the Trustee to any Authenticating Agent under Section 6.15 of the Capital Securities Indenture and the obligations of the Trustee under Section 4.02 of the Capital Securities Indenture and the last paragraph of Section 10.03 of the Capital Securities Indenture shall survive such satisfaction and discharge.

Article 8
Supplemental Indentures

Section 8.01. Amendments or Supplements Without Consent of Holders. In addition to any permitted amendment or supplement to the Capital Securities Indenture pursuant to Section 9.01 of the Capital Securities Indenture, the Company and the Trustee may amend or supplement the Indenture or the Additional Tier 1 Securities without notice to or the consent of any Holder of the Additional Tier 1 Securities (i) to conform this Fifth Supplemental Indenture and the form or terms of the Additional Tier 1 Securities to the section entitled “Description of the Additional Tier 1 Securities” as set forth in the Prospectus, (ii) to reflect changes to the procedures set forth in Section 2.15 or Section 2.16 above, (iii) to ensure that in the event of a Newco Scheme, the Additional Tier 1 Securities may be converted into or exchanged for ordinary shares or units or the equivalent in accordance with Section 6.01(b) and/or procure that Newco is substituted under the Additional Tier 1 Securities as the issuer or (iv) pursuant to Section 2.21(b)(iii).

Section 8.02. Amendments or Supplements With Consent of Holders. The Company and the Trustee may amend the Additional Tier 1 Securities and the Indenture with respect to the Additional Tier 1 Securities as provided in Section 9.02 of the Capital Securities Indenture. Notwithstanding the foregoing provision and in addition to the provisions of Section 9.02 of the Capital Securities Indenture, without the consent of each Holder of an outstanding Additional Tier 1 Security affected thereby, no amendment or waiver may make any change that adversely affects the conversion rights of any of the Additional Tier 1 Securities.

Section 8.03. Holders Approval of Amendments. The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it will be sufficient if such consent approves the substance of such proposed amendment, supplement or waiver. After an amendment, supplement or waiver becomes effective, the Company shall give to the Holders affected by such amendment, supplement or waiver a notice in accordance with the Indenture briefly describing such amendment, supplement or waiver. The Company shall mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect in such notice, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 8.04. Relevant Regulator Consent.No modification shall be effected to this Fifth Supplemental Indenture or in relation to the Additional Tier 1 Securities, unless the Company has received any Relevant Regulator Consent as may be required under the Applicable Regulations. The Trustee is entitled to request and rely on an Officer’s Certificate as to the satisfaction of this condition precedent to any modification without further enquiry.

Article 9
Amendments to the Capital Securities Indenture

Section 9.01. Additional Amounts. For the purposes of the Additional Tier 1 Securities, Section 10.04 of the Capital Securities Indenture shall be amended and restated in its entirety and shall read as follows:

Section 10.04. Additional Amounts.

Unless otherwise specified in any Board Resolution establishing the terms of Capital Securities of a series in accordance with Section 3.01, all payments of principal and/or interest to Holders by or on behalf of the Company in respect of the Capital Securities shall be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge of whatsoever nature imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Company shall pay, to the extent it has sufficient Distributable Items, such additional amounts in respect of payments of interest (but not in respect of payments of principal or any other amounts) (“Additional Amounts”) as will result (after such withholding or deduction) in receipt by the Holders of the sums which would have been receivable (in the absence of such withholding or deduction) by them in respect of their Capital Securities; except that no such Additional Amounts shall be payable with respect to any Capital Security:

(i)	held by or on behalf of any Holder who is liable to such tax, duty, assessment or governmental charge in respect of such Capital Security by reason of such Holder having some connection with the United Kingdom other than the mere holding of such Capital Security; or

(ii)	to, or to a third party on behalf of, a Holder if such withholding or deduction may be avoided by such Holder by complying with any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to any authority of or in the United Kingdom; or

(iii)	presented or surrendered for payment (where presentation or surrender is required) more than 30 days after the Relevant Date except to the extent that the Holder thereof would have been entitled to such Additional Amounts on presenting or surrendering the same for payment at the expiry of such period of 30 days; or

(iv)	where the deduction or withholding is imposed by reason of Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder or any agreement with the U.S. Internal Revenue Service in connection with these sections or regulations (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

(v)	any combination of the above items,

nor shall Additional Amounts be paid with respect to any interest payment on the Capital Security to any Holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United Kingdom to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts with respect to interest on the Capital Security, had it been the Holder.

Save as provided under this Section 10.04, payments under the Capital Securities will be subject in all cases to any other applicable fiscal or other laws and regulations in the place of payment or other laws and regulations to which the Company or its Paying Agents agree to be subject and the Company will not be liable for any taxes or duties of whatever nature imposed or levied by such laws, regulations or agreements. No commission or expenses shall be charged to the Holders in respect of such payments.

In the event that any withholding or deduction for or on account of any taxes is required, at least 10 days prior to each date of payment of principal of or interest on the relevant series of Capital Securities, or any other period of time as agreed between the Company and the Trustee and the Paying Agent, if other than the Trustee, the Company will furnish to the Trustee and the Paying Agent, if other than the Trustee, an Officer’s

Certificate specifying the amount required to be withheld or deducted on such payments to such Holders, certifying that the Company shall pay such amounts required to be withheld to the appropriate Taxing Jurisdiction and certifying to the fact that the Additional Amounts will be payable and the amounts so payable to each Holder, and that the Company will pay to the Trustee or the Paying Agent the Additional Amounts required to be paid; provided that no such Officer’s Certificate will be required prior to any date of payment of principal of or interest on such Capital Securities if there has been no change with respect to the matters set forth in a prior Officer’s Certificate. The Trustee and Paying Agent may rely on the fact that any Officer’s Certificate contemplated by this paragraph has not been furnished as evidence of the fact that no withholding or deduction for or on account of any taxes is required.

Section 9.02. Registration, Registration of Transfer and Exchange. With respect to the Additional Tier 1 Securities, Section 3.05(b) of the Capital Securities Indenture is hereby amended and restated in its entirety as follows:

Section 3.05. Registration, Registration of Transfer and Exchange.

(b) Except as otherwise specified pursuant to Section 3.01, Capital Securities of any series may only be exchanged for a like aggregate principal amount of Capital Securities of such series of other authorized denominations containing identical terms and provisions. Capital Securities to be exchanged shall be surrendered at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, and the Company shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the Capital Security or Capital Securities of the same series which the Holder making the exchange shall be entitled to receive.

Except as otherwise specified pursuant to Section 3.01, the Company shall cause to be kept in the Corporate Trust Office of the Capital Security Registrar, which will initially be located at Riverside 2, Sir John Rogerson’s Quay, Grand Canal Dock, Dublin 2, Ireland, until the Capital Security Registrar informs the Company of any change in its Corporate Trust Office a register (the register maintained in such office being herein sometimes collectively referred to as the “Capital Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Capital Securities and of transfers of such Capital Securities. The Bank of New York Mellon SA/NV, Dublin Branch is hereby appointed “Capital Security Registrar” for the purpose of registering Capital Securities and transfers of Capital Securities as herein provided. The Capital Security Registrar shall have the same rights, privileges, protections, immunities and benefits given to the Trustee under the Indenture, mutandis mutatis, including, without limitation, the right to reimbursement and indemnity.

Capital Securities shall be transferable only on the Capital Security Register. Upon surrender for registration of transfer of any Capital Security of any series, together with the form of transfer endorsed on it, duly completed and executed at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver to the address specified in the form of transfer, within three Business Days, in the name of the designated transferee or transferees, one or more new Capital Securities of the same series of any authorized denominations containing identical terms and provisions, of a like aggregate principal amount. If only part of a Capital Security is transferred, a new Capital Security of an aggregate principal amount equal to the amount not being transferred shall be executed by the Company, and authenticated and delivered by the Trustee to the transferor, in the name of the transferor, within three Business Days after the Trustee pursuant to Section 10.02 received the Capital Security. The new Capital Security will be delivered to the transferor by uninsured post at the risk of the transferor to the address of the transferor appearing in the Capital Security Register.

All Capital Securities issued upon any registration of transfer or exchange of Capital Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Capital Securities Indenture, as the Capital Securities surrendered upon such registration of transfer or exchange.

Every Capital Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Capital Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of Capital Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Capital Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Capital Security of any series during a period beginning at the opening of business 15 days before the day of the giving of a notice of redemption of Capital Securities of such series selected for redemption under Section 11.03 and ending at the close of business on the day of the giving of such notice, or (ii) to register the transfer of or exchange any Capital Security so selected for redemption in whole or in part, except the unredeemed portion of any Capital Securities being redeemed in part.

Section 9.03. Paying Agent. With respect to the Additional Tier 1 Securities, Section 3.01(l) of the Capital Securities Indenture is amended and restated in its entirety as follows:

“(l) the place or places where the principal of (and premium, if any) and any interest on Capital Securities of the series shall be payable, and the Paying Agent or Paying Agents who shall be authorized to pay principal of (and premium, if any) and interest on Capital Securities of such series, at least one of such Paying Agents having offices or agencies in Dublin, Ireland if the Capital Securities are listed on the Euronext Dublin;”.

Section 9.04. Certain Rights of Trustee. With respect to the Additional Tier 1 Securities, Section 6.03 of the Capital Securities Indenture is amended in part to

(a)       delete the word “and” at the end of Section 6.03(l);

(b)       replace the period at the end of Section 6.03(m) with “; and”; and

(c)       adding the following at the end of the section:

“(n) the Trustee shall not be liable for errors in judgment made in good faith unless it was negligent in ascertaining the relevant facts.”.

Article 10
Miscellaneous

Section 10.01. Effect of Supplemental Indenture. Upon the execution and delivery of this Fifth Supplemental Indenture by each of the Company and the Trustee, the Capital Securities Indenture shall be supplemented and amended in accordance herewith, and this Fifth Supplemental Indenture shall form a part of the Capital Securities Indenture for all purposes in respect of any Additional Tier 1 Securities.

Section 10.02. Other Documents to Be Given to the Trustee. As specified in Section 9.03 of the Capital Securities Indenture and subject to the provisions of Section 6.03 of the Capital Securities Indenture, the Trustee shall be entitled to receive an Officer’s Certificate stating the recitals contained in Section 1.02 of the Capital Securities Indenture have been complied with and an Opinion of Counsel stating that this Fifth Supplemental Indenture is permitted by the Capital Securities Indenture, conforms to the requirements of the Trust Indenture Act, and (subject to Section 1.03 of the Capital Securities Indenture) constitutes valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability. The Trustee shall be entitled to rely on such Officer’s Certificate and Opinion of Counsel as conclusive evidence that this Fifth Supplemental Indenture complies with the applicable provisions of the Capital Securities Indenture.

Section 10.03. Notices to, and Consents Required from, the Relevant Regulator to Be Given to the Trustee. The Trustee shall be entitled to receive, and shall be fully protected in relying upon without any investigation, a copy of all notifications provided to, and prior consents required from, the Relevant Regulator pursuant to the Indenture.

Section 10.04. Survival. Anything herein to the contrary notwithstanding, for purposes of the Additional Tier 1 Securities, Section 6.08 of the Capital Securities Indenture is hereby amended in its entirety as follows: The Trustee’s right to payment of its fees, reimbursement and indemnity under, and in its lien provided for in, Sections 5.06 and 6.07 of the Capital Securities Indenture shall survive the payment in full of the Additional Tier 1 Securities, the satisfaction and discharge of the Indenture, the Automatic Conversion upon a Trigger Event, the resignation or removal of the Trustee, the termination for any reason of the Indenture and any exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Additional Tier 1 Securities.

Section 10.05. Confirmation of Indenture. The Capital Securities Indenture, as supplemented and amended by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and the Capital Securities Indenture and this Fifth Supplemental Indenture shall, in respect of any Additional Tier 1 Securities, be read, taken and construed as one and the same instrument. This Fifth Supplemental Indenture constitutes an integral part of the Capital Securities Indenture with respect to the Additional Tier 1 Securities. In the event of a conflict between the terms and conditions of the Capital Securities Indenture and the terms and conditions of this Fifth Supplemental Indenture, the terms and conditions of this Fifth Supplemental Indenture shall prevail with respect to the Additional Tier 1 Securities.

Section 10.06. Concerning the Trustee. The Trustee does not make any representations as to the validity or sufficiency of this Fifth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not the Trustee. In entering into this Fifth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Capital Securities Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 10.07. Governing Law. This Fifth Supplemental Indenture and the Additional Tier 1 Securities shall be governed by and construed in accordance with the laws of the State of New York, except that (i) Section 5.01 of this Fifth Supplemental Indenture (other than the Trustee’s own rights, duties or immunities thereunder) and Section 5.02 shall be governed by and construed in accordance with Scots law and (ii) the authorization and execution by the Company of this Fifth Supplemental Indenture and the Additional Tier 1 Securities shall be governed by (in addition to the laws of the State of New York relevant to execution) the jurisdiction of the Company.

Section 10.08. Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile or electronic format

(i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fifth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 10.09. Bail-in Relating to BRRD Party.Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between the parties, each counterparty to a BRRD Party under this Agreement acknowledges, accepts, and agrees to be bound by:

(a)       the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)       the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)       the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person (and the issue to or conferral on it of such shares, securities or obligations);

(iii)       the cancellation of the BRRD Liability;

(iv)       the amendment or alteration of the amounts due in relation to the BRRD Liability, including any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)       the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date first written above.

LLOYDS BANKING GROUP PLC, as Company

By:	/s/ Claire-Elizabeth Padley
	Name:	Claire-Elizabeth Padley
	Title:	NBE Treasurer and Head of Capital and Recovery and Resolution

THE BANK OF NEW YORK MELLON, acting through its London Branch, as Trustee

By:	/s/ Thomas Bolton
	Name:	Thomas Bolton
	Title:	Authorized Representative

THE BANK OF NEW YORK MELLON, SA/NV, Dublin Branch, as Capital Security Registrar

By:	/s/ Thomas Bolton
	Name:	Thomas Bolton
	Title:	Authorized Representative

[Signature Page to Fifth Supplemental Indenture]

EXHIBIT A

FORM OF GLOBAL CERTIFICATE

THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

This Additional Tier 1 Security is one of a duly authorized issue of securities of the Company (as defined below) (herein called the “Additional Tier 1 Securities” and each, an “Additional Tier 1 Security”) issued and to be issued in one or more series under and governed by the Capital Securities Indenture, dated as of March 6, 2014 (the “Capital Securities Indenture”), as supplemented by the Fifth Supplemental Indenture, dated as of September 7, 2022 (the “Fifth Supplemental Indenture” and, together with the Capital Securities Indenture, the “Indenture”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Fifth Supplemental Indenture.

The rights of the Holder and Beneficial Owners of this Additional Tier 1 Security are, to the extent and in the manner set forth in Section 5.01 of the Fifth Supplemental Indenture (which amends in its entirety Section 12.01(a) of the Capital Securities Indenture), subordinated to the claims of other creditors of the Company, and this Additional Tier 1 Security is issued subject to the provisions of that Section 5.01, and the Holder of this Additional Tier 1 Security, by accepting the same, agrees to, and shall be bound by, such provisions. The provisions of Section 5.01 (other than the Trustee’s own rights, duties or immunities thereunder) and Section 5.02 of the Fifth Supplemental Indenture are governed by, and shall be construed in accordance with, Scots law.

The rights of the Holder of this Additional Tier 1 Security are subject to Section 2.15 of the Fifth Supplemental Indenture. Effective upon, and following, the occurrence of the Automatic Conversion, provided that the Company issues and delivers the Settlement Shares to the Settlement Share Depository (or the relevant recipient in accordance with this Additional Tier 1 Security or the Fifth Supplemental Indenture), Holders and Beneficial Owners shall not have any rights against the Company with respect to repayment of the principal amount of this Additional Tier 1 Security or payment of interest or any other amount on or in respect of this Additional Tier 1 Security, which liabilities of the Company shall be irrevocably and automatically released, and accordingly the principal amount of this Additional Tier 1 Security shall equal zero at all times thereafter.

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of this Additional Tier 1 Security, by purchasing or acquiring the Additional Tier 1 Securities, each Holder (including each Beneficial Owner) of the Additional Tier 1 Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities into shares or other securities or other obligations of the Company or another person (and the issue to or conferral on the holder of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Additional Tier 1 Securities; and/or (iii) the amendment or alteration of the maturity of the Additional Tier 1 Securities, or amendment of the amount of interest due on the Additional Tier 1 Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. Bail-in Power may be

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exercised by means of variation of the terms of the Additional Tier 1 Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable, but which have not been paid, prior to the exercise of any U.K. Bail-in Power. Each Holder and each Beneficial Owner of the Additional Tier 1 Securities further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under the Additional Tier 1 Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority.

LLOYDS BANKING GROUP PLC

£750,000,000 Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Contingent Convertible Securities
(Callable September 27, 2027 and on any day until the First Reset Date on March 27, 2028 and on any day in the period six months before any subsequent Reset Date)

£750,000,000

ISIN: XS2529511722

LLOYDS BANKING GROUP PLC, a company incorporated in Scotland with registered number 095000 herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to, for value received, hereby promises to pay to or to the order of The Bank of New York Depository (Nominees) Limited the principal sum of £750,000,000 (seven hundred fifty million pounds sterling), if and to the extent due, and to pay interest thereon, if any, in accordance with the terms hereof and the Indenture. The Additional Tier 1 Securities shall have no fixed maturity or fixed redemption date. From (and including) the Issue Date to (but excluding) March 27, 2028 (the “First Reset Date”), the interest rate on the Additional Tier 1 Securities shall be 8.500% per annum. From and including the First Reset Date and each fifth anniversary date thereafter (each such date, a “Reset Date”), to (but excluding) the next succeeding Reset Date, the interest will accrue on the Additional Tier 1 Securities at a rate per annum calculated by the Calculation Agent on the Relevant Reset Determination Date as being equal to the sum of the Reset Reference Rate in respect of the relevant Reset Period (expressed as a rate per annum) and 5.883% (the “Margin”) such sum being converted to a quarterly rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down). All pounds sterling amounts used in or resulting from such calculations will be rounded to the nearest penny (with half a penny being rounded upwards). Subject to the provisions on the reverse of this Additional Tier 1 Security relating to cancellation and deemed cancellation of interest and to Section 2.03, Section 2.04, Section 2.05, Section 2.15(g) and Section 5.01 of the Fifth Supplemental Indenture and to the last sentence of this paragraph, interest, if any, shall be payable in quarterly installments in arrear on March 27, June 27, September 27 and December 27 of each year (each, an “Interest Payment Date”). The first date on which interest may be paid will be December 27, 2022 for the period commencing on (and including) September 7, 2022 and ending (but excluding) December 27, 2022 (long first interest period).

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The interest, if any, so payable, and paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Additional Tier 1 Security is registered on the Record Date for such interest which shall be the close of business of the relevant Clearing System on the Clearing System Business Day immediately preceding each Interest Payment Date (or, if the Additional Tier 1 Securities are held in definitive form, the fifteenth day preceding each Interest Payment Date).

In addition to any other restrictions on payments of principal and interest contained in this Fifth Supplemental Indenture, no repayment of the principal amount of this Additional Tier 1 Security or payment of interest on this Additional Tier 1 Security shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom applicable to the Company or other members of the Group.

Interest on the Additional Tier 1 Securities shall be due and payable only at the sole discretion of the Company, and the Company shall have absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date. If the Company elects not to make an interest payment in respect of the Additional Tier 1 Securities on the relevant Interest Payment Date (or if the Company elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Company’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be or become due and payable.

Any interest canceled or deemed canceled (in each case, in whole or in part) pursuant to this Additional Tier 1 Security shall not be due and shall not accumulate or be payable at any time thereafter, and Holders and Beneficial Owners of the Additional Tier 1 Securities shall have no right to or claim against the Company with respect to such interest amount. In addition, any such cancellation or deemed cancellation shall not constitute a default under this Additional Tier 1 Security and Holders and Beneficial Owners of this Additional Tier 1 Security shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation. The Company may use such canceled interest without restriction.

Without limitation on the foregoing paragraph, the Company shall not make an interest payment in respect of the Additional Tier 1 Securities on any Interest Payment Date (and such interest payment shall therefore be deemed to have been canceled and thus shall not be due and payable on such Interest Payment Date) to the extent an amount of Distributable Items on any scheduled Interest Payment Date is less than the sum of (a) all payments (other than redemption payments) made or declared by the Company since the end of its last financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Additional Tier 1 Securities and any Junior Securities and (b) all payments (other than redemption payments) payable by the Company on such

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Interest Payment Date (i) on the Additional Tier 1 Securities and (ii) on or in respect of any Parity Securities or any Junior Securities, in the case of each of (a) and (b), excluding any payments already accounted for (by way of deduction) in determining the Distributable Items.

By its acquisition of the Additional Tier 1 Securities, each Holder and each Beneficial Owner shall be deemed to have contracted and agreed that (i) interest is payable solely at the discretion of the Company, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been (x) canceled (in whole or in part) by the Company at the Company’s sole discretion and/or (y) deemed canceled (in whole or in part) pursuant to Section 2.04(a) of the Fifth Supplemental Indenture, and (ii) a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the Additional Tier 1 Securities or the Indenture.

Interest on the Additional Tier 1 Securities shall only be due and payable on an Interest Payment Date to the extent it is not canceled or deemed canceled under the terms of this Additional Tier 1 Security and Section 2.03, Section 2.04, Section 2.05, Section 2.15(g) and Section 5.01 of the Fifth Supplemental Indenture. Any interest canceled or deemed canceled (in each case, in whole or in part) in the circumstances described in this Additional Tier 1 Security shall not be due and shall not accumulate or be payable at any time thereafter, and Holders and Beneficial Owners of the Additional Tier 1 Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation of interest in respect of the Additional Tier 1 Securities.

Payments of principal of and interest, if any, on the Additional Tier 1 Securities shall be made in such coin or currency of the United Kingdom as at the time of payment is legal tender for payment of public and private debts and such payments shall be made through one or more Paying Agents appointed under the Capital Securities Indenture to the Holder of this Additional Tier 1 Security. Initially, the Paying Agent for the Additional Tier 1 Securities shall be The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom and the Capital Security Registrar shall be The Bank of New York Mellon SA/NV, Dublin Branch, Riverside 2, Sir John Rogerson’s Quay, Grand Canal Dock, Dublin 2, Ireland. The Company may change the Paying Agent or Capital Security Registrar without prior notice to the Holders of the Additional Tier 1 Securities, and in such an event the Company may act as Paying Agent or Capital Security Registrar. Payments of principal, interest and other amounts in respect of on the Additional Tier 1 Securities shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal, this Additional Tier 1 Security is first surrendered to the Paying Agent.

This Additional Tier 1 Security shall be governed by and construed in accordance with the laws of the State of New York, irrespective of conflicts of laws principles, except as stated in Section 1.12 of the Capital Securities Indenture and in Section 5.01 and Section 5.02 of the of the Fifth Supplemental Indenture, and except that the

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authorization and execution of this Additional Tier 1 Security shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of the Company and the Trustee, as the case may be.

Reference is hereby made to the further provisions of this Additional Tier 1 Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All terms used in this Additional Tier 1 Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture, as defined herein.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES OR THE UNITED KINGDOM.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Additional Tier 1 Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date:

LLOYDS BANKING GROUP PLC

By:
Name:
Title:

[Signature Page to Global Certificate]

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Trustee’s Certificate of Authentication

This is one of the Additional Tier 1 Securities of the series designated herein referred to in the Indenture.

Date:

THE BANK OF NEW YORK MELLON, acting through its London Branch as Trustee

By:
Authorized Signatory

[Signature Page to Global Certificate]

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(Reverse of Security)

This Additional Tier 1 Security is one of a duly authorized issue of securities of the Company (herein called the “Additional Tier 1 Securities” and each, an “Additional Tier 1 Security”) issued and to be issued in one or more series under and governed by the Capital Securities Indenture, dated as of March 6, 2014 (herein called the “Capital Securities Indenture”), between the Company and The Bank of New York Mellon, London Branch, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Capital Securities Indenture), as supplemented and amended by the Fifth Supplemental Indenture, dated as of September 7, 2022, (the “Fifth Supplemental Indenture” and, together with the Capital Securities Indenture, the “Indenture”), and reference is hereby made to the Indenture, the terms of which are incorporated herein by reference, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Additional Tier 1 Securities and of the terms upon which the Additional Tier 1 Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth in this Additional Tier 1 Security, the former shall control for purposes of this Additional Tier 1 Security.

This Additional Tier 1 Security is one of the series designated on the face hereof, limited to a principal amount of £750,000,000, which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to “this series” mean the series designated on the face hereof.

All payments of principal and/or interest and/or any other amounts to Holders by or on behalf of the Company in respect of the Additional Tier 1 Securities shall be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge of whatsoever nature imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Company shall pay, to the extent it has sufficient Distributable Items, such additional amounts in respect of payments of interest (but not in respect of payments of principal or any other amounts) (“Additional Amounts”) as will result (after such withholding or deduction) in receipt by the Holders of the sums of interest which would have been receivable (in the absence of such withholding or deduction) by them in respect of their Additional Tier 1 Securities; except that no such Additional Amounts shall be payable with respect to any Additional Tier 1 Security in accordance with Section 10.04 of the Capital Securities Indenture.

Payments under the Additional Tier 1 Securities will be subject in all cases to any applicable fiscal or other laws and regulations in the place of payment or other laws and regulations to which the Company or its Paying Agents agree to be subject and the Company will not, save as provided under Section 10.04 of the Capital Securities Indenture, be liable for any taxes or duties of whatever nature imposed or levied by such laws, regulations or agreements. No commission or expenses shall be charged to the Holders in respect of such payments.

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Subject to the limitations specified below, the Company may, at the Company’s option, redeem the Additional Tier 1 Securities, in whole but not in part, on (i) any day falling in the period commencing on (and including) September 27, 2027 and ending on (and including) the First Reset Date, or (ii) any day falling in the period commencing on (and including) the date that is six months before any subsequent Reset Date and ending on (and including) such Reset Date thereafter at a redemption price equal to 100% of the principal amount of the Additional Tier 1 Securities then outstanding, together with any Accrued Interest, excluding any interest which has been canceled or deemed to be canceled as described under Section 2.05 of the Fifth Supplemental Indenture.

Subject to the limitations specified below, the Company may, at the Company’s option, redeem the Additional Tier 1 Securities, in whole but not in part at a redemption price equal to 100% of the principal amount of the Additional Tier 1 Securities then outstanding, together with any Accrued Interest to (but excluding) the date fixed for redemption, if at any time the Company determines that as a result of a change (which the Relevant Regulator considers to be sufficiently certain) to the regulatory classification of the Additional Tier 1 Securities under the Applicable Regulations, in any such case becoming effective on or after the Issue Date, some or all of the outstanding Additional Tier 1 Securities ceases to be included in, or count towards, the Tier 1 Capital (howsoever defined in the Applicable Regulations) of the Group (a “Regulatory Event”).

Subject to the limitations specified below, the Company may, at the Company’s option, redeem the Additional Tier 1 Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Additional Tier 1 Securities then outstanding, together with any Accrued Interest to (but excluding) the date fixed for redemption, if at any time the Company (i) determines that as a result of a change in, or amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes effective on or after the Issue Date, or (y) in the case of a change in law, if such change is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date (a “Tax Law Change”), the Company has paid or will or would on the next payment date be required to pay Additional Amounts to any Holder of the Additional Tier 1 Securities; and/or (ii) a Tax Law Change would (a) result in the Company not being entitled to claim a deduction in respect of any payments (or its corresponding funding costs as recognized in its financial statements) in respect of the Additional Tier 1 Securities in computing the Company’s taxation liabilities or the amount or value of such deduction to the Company would be materially reduced, (b) prevent the Additional Tier 1 Securities from being treated as loan relationships for United Kingdom tax purposes, (c) as a result of the Additional Tier 1 Securities being in issue, result in the Company not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with

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which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the Additional Tier 1 Securities or any similar system or systems having like effect as may from time to time exist), (d) result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the Additional Tier 1 Securities or the conversion of the Additional Tier 1 Securities into Settlement Shares (including, pursuant to the terms and conditions of the Additional Tier 1 Securities or as a result of the exercise of any regulatory powers under the Banking Act), or (e) result in an Additional Tier 1 Security or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes (each such change (or deemed change) in tax law or regulation or the official application or interpretation thereof, a “Tax Event”); provided, however, in each case that the Company could not avoid the consequences of the Tax Event by taking measures reasonably available to it.

Upon the occurrence of a Tax Event or a Regulatory Event, the Company may, subject to Section 2.12 and Section 2.14 of the Fifth Supplemental Indenture, but without any requirement for the consent or approval of the Holders of the Additional Tier 1 Securities, at any time (whether before, on or following the First Reset Date) either substitute all (but not some only) of the Additional Tier 1 Securities for, or vary the terms of the Additional Tier 1 Securities so that they remain or, as appropriate, become, Compliant Securities, and the Trustee shall (subject to Section 2.12 and Section 2.14 of the Fifth Supplemental Indenture) agree to such substitution or variation. Upon the expiry of such notice, the Company shall either vary the terms of or substitute the Additional Tier 1 Securities, as the case may be.

Any interest payments that have been canceled or deemed canceled pursuant to the terms of this Additional Tier 1 Security and the Indenture shall not be payable if the Additional Tier 1 Securities are redeemed pursuant to any of the three preceding paragraphs.

Before the Company may redeem, substitute or vary the Additional Tier 1 Securities pursuant to any of the preceding paragraphs relating to the Company’s rights of redemption, substitution or variation, the Company shall deliver to the Clearing Systems of the Global Securities (or, if the Additional Tier 1 Securities are in definitive form, to the Holders at their addresses shown on the Capital Security Register) prior notice of not less than fifteen (15) days and not more than thirty (30) days, in the case of a redemption, substitution or variation. The Company shall deliver written notice of such redemption, substitution or variation of the Additional Tier 1 Securities to the Trustee at least five (5) Business Days prior to the date on which the relevant notice of redemption, substitution or variation is sent to Holders (unless a shorter notice period shall be satisfactory to the Trustee) and shall, except as otherwise provided herein, be irrevocable.

Such notice shall specify the Company’s election to redeem, substitute or vary the Additional Tier 1 Securities, as the case may be, and the date fixed for such redemption, substitution or variation, as the case may be, and shall be irrevocable except in the limited circumstances described below.

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Any notice of redemption shall state (i) the redemption date, (ii) that on the redemption date the redemption price will, subject to the satisfaction of the conditions set forth in the Indenture, become due and payable upon each Additional Tier 1 Security being redeemed and that, subject to certain exceptions, interest will cease to accrue on or after that date, (iii) the place or places where the Additional Tier 1 Securities are to be surrendered for payment of the redemption price, and (iv) the Common Code and/or ISIN number or numbers, if any, with respect to the Additional Tier 1 Securities being redeemed.

In addition, if the Company has elected to redeem, substitute or vary the Additional Tier 1 Securities and:

(i)       (in the case of redemption only) the Solvency Condition is not (or, if payment were made, would not be) satisfied in respect of the relevant payment on the date scheduled for redemption; or

(ii)       (in any case) prior to the redemption, substitution or variation a Trigger Event occurs,

the relevant notice of redemption, substitution or variation (as the case may be) shall be automatically rescinded and shall be of no force and effect, no such redemption, substitution or variation shall occur and the Company shall give notice thereof to the Holders and to the Trustee as soon as reasonably practicable (but failure to give such notice shall not constitute a default for any purpose nor shall it affect the rescission of the original notice of redemption, substitution or variation (as the case may be)). Further, no notice of redemption, substitution or variation shall be given following a determination that a Trigger Event has occurred.

If the Company has delivered a notice of redemption, but the Solvency Condition is not satisfied immediately prior to, and immediately following, the date specified for redemption in such notice, such redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable.

If the Company has delivered a notice of redemption, but prior to the payment of the redemption amount with respect to such redemption a Conversion Trigger Notice has been delivered, such redemption notice shall be automatically rescinded and shall be of no force and effect, no payment in respect of the redemption amount shall be due and payable, and, pursuant to the terms of this Additional Tier 1 Security and the Indenture, the Automatic Conversion shall occur after such Trigger Event.

If the Company has delivered a notice of redemption, but prior to the date of any such redemption the Company has not given notice to the Relevant Regulator and/or the Relevant Regulator has not granted permission to the Company to redeem the relevant Additional Tier 1 Securities (in each case to the extent, and in the manner, required by the relevant Applicable Regulations), such notice of redemption shall be automatically rescinded and shall be of no force and effect and no payment in respect of any redemption amount, if applicable, shall be due and payable.

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If the Company has delivered a notice of redemption but in respect of any redemption proposed to be made prior to the fifth anniversary of the Issue Date, if and to the extent then required under the Applicable Regulations (A) in the case of redemption following the occurrence of a Tax Event, the Company has not demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by the Company as at the Issue Date, or (B) in the case of redemption following the occurrence of a Regulatory Event, the Company has not demonstrated to the satisfaction of the Relevant Regulator that the relevant change (or pending change) was not reasonably foreseeable by the Company as at the Issue Date and the Relevant Regulator considering such change to be sufficiently certain; such notice of redemption shall be automatically rescinded and shall be of no force and effect and no payment in respect of any redemption amount, if applicable, shall be due and payable.

If the Company has delivered a notice of redemption but prior to the payment of the redemption amount with respect to such redemption the Company is not in compliance with any alternative or additional pre-conditions set out in the relevant Applicable Regulations for the time being, such notice of redemption shall be automatically rescinded and shall be of no force and effect, no payment in respect of the redemption amount shall be due and payable.

If any of the events specified in each of the preceding five paragraphs occurs, the Company shall promptly deliver notice to the Clearing Systems of the Global Securities (or, if the Additional Tier 1 Securities are definitive Securities, to the Holders at their addresses shown on the Capital Security Register) and to the Trustee directly, specifying the occurrence of the relevant event.

Prior to the giving of any notice of redemption in connection with a Tax Event or a Regulatory Event, the Company shall deliver to the Trustee an Officer’s Certificate stating that a Tax Event or a Regulatory Event, as applicable, has occurred and setting out the details thereof. The Trustee is entitled to conclusively rely on and accept such Officer’s Certificate without any duty whatsoever of further inquiry, in which event such Officer’s Certificate shall be conclusive and binding on the Trustee, the Holders and the Beneficial Owners.

Any redemption, purchase, substitution or variation, other than a purchase in the ordinary course of business dealing in securities, of the Additional Tier 1 Securities by or on behalf of the Company or its subsidiaries, is subject to (i) the Company giving notice to the Relevant Regulator, and the Relevant Regulator granting permission to, the Company to redeem, purchase, substitute or vary the terms of the relevant Additional Tier 1 Securities, as the case may be (in each case to the extent, and in the manner, required by the relevant Applicable Regulations); (ii) in the case of any redemption or purchase, if and to the extent then required under the then-prevailing Applicable Regulations, either: (A) the Company having replaced the Additional Tier 1 Securities with own funds instruments of equal or higher quality at terms that are sustainable for the income capacity of the Company; or (B) the Company having demonstrated to the satisfaction of the Relevant Regulator that the own funds and eligible liabilities of the Company would, following such redemption or purchase, exceed its minimum applicable

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capital requirements (including any applicable buffer requirements) by a margin that the Relevant Regulator considers necessary at such time; (iii) in respect of any redemption proposed to be made prior to the fifth anniversary of the Issue Date, if and to the extent then required under the Applicable Regulations (A) in the case of redemption following the occurrence of a Tax Event, the Company having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by the Company as at the Issue Date or (B) in the case of redemption following the occurrence of a Regulatory Event, the Company having demonstrated to the satisfaction of the Relevant Regulator that the relevant change (or pending change) was not reasonably foreseeable by the Company as at the Issue Date and the Relevant Regulator considering such change to be sufficiently certain; (iv) in the case of any purchase prior to the fifth anniversary of the Issue Date, in addition to satisfying either of the conditions specified in paragraph (ii) above, either (A) the Company having, before or at the same time as such purchase, replaced the Additional Tier 1 Securities with own funds instruments of equal or higher quality at terms that are sustainable for the income capacity of the Company, and the Relevant Regulator having permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or (B) the relevant Additional Tier 1 Securities being purchased for market-making purposes in accordance with the Applicable Regulations; (v) in the case of any redemption or purchase, the satisfaction of the Solvency Condition both immediately prior to and immediately following the redemption or purchase date; (vi) a Trigger Event not having occurred; and (vii) in the case of any substitution or variation, such substitution or variation being effected in compliance with applicable regulatory and legal requirements, including the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Subject to applicable law in force at the relevant time, including the Applicable Regulations and U.S. federal securities law, the Company or any of its subsidiaries may, directly or indirectly, purchase the Additional Tier 1 Securities at any price in the open market, by tender or by private agreement. Any Additional Tier 1 Securities purchased beneficially by the Company for the account of the Company and any of its subsidiaries (other than in connection with dealing in securities) will be treated as canceled and will no longer be issued and outstanding.

If a Trigger Event has occurred, then the Automatic Conversion shall occur on the Conversion Date and all of the Company’s obligations under the Additional Tier 1 Securities shall be irrevocably and automatically released in consideration of the Company’s issuance and delivery of the Settlement Shares to the Settlement Share Depository, and the principal amount of the Additional Tier 1 Securities shall equal zero at all times thereafter. Under no circumstances shall such released obligations be reinstated. If the Company has been unable to appoint a Settlement Share Depository, it shall effect, by means it deems reasonable in the circumstances (including, without limitation, issuance of the Settlement Shares to another independent nominee or to the Holders of the Additional Tier 1 Securities directly), the issuance and delivery of the Settlement Shares or of the Alternative Consideration, as applicable, to the Holders of the Additional Tier 1 Securities, and such issuance and delivery shall be in consideration for the irrevocable and automatic release of all of the Company’s obligations under the Additional Tier 1 Securities as if the Settlement Shares had been issued and delivered to

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the Settlement Share Depository and, in which case, where the context so admits, references in the Fifth Supplemental Indenture and in this Additional Tier 1 Security to the issue and delivery of Settlement Shares to the Settlement Share Depository shall be construed accordingly and apply mutatis mutandis.

The procedures set forth in this Additional Tier 1 Security and Section 2.15 of the Fifth Supplemental Indenture are subject to change to reflect changes in Clearstream, Luxembourg and/or Euroclear practices, and the Company may make changes to the procedures set forth in Section 2.15 of the Fifth Supplemental Indenture to the extent reasonably necessary, in the opinion of the Company, to reflect such changes in Clearstream, Luxembourg and/or Euroclear practices. Any such changes shall be subject to the provisions of Section 8.01 of the Fifth Supplemental Indenture.

Notwithstanding anything to the contrary contained in the Indenture or this Additional Tier 1 Security, once the Company has delivered a Conversion Trigger Notice following the occurrence of a Trigger Event, (i) subject to the right of Holders and Beneficial Owners pursuant to Section 4.03 in the event of a failure by the Company to issue and deliver any Settlement Shares to the Settlement Share Depository on the Conversion Date, the Indenture shall impose no duties upon the Trustee whatsoever with regard to an Automatic Conversion upon a Trigger Event and the Holders and Beneficial Owners shall have no rights whatsoever under the Indenture or the Additional Tier 1 Securities to instruct the Trustee to take any action whatsoever, and (ii) as of the date of the Conversion Trigger Notice, except for any indemnity and/or security provided by any Holder or by any Beneficial Owner in such direction or related to such direction, any direction previously given to the Trustee by any Holder or by any Beneficial Owner shall cease automatically and shall be null and void and of no further effect; except in each case of (i) and (ii) of this paragraph, with respect to any rights of Holders or Beneficial Owners with respect to any payments under the Additional Tier 1 Securities that were unconditionally due and payable prior to the date of the Conversion Trigger Notice or unless the Trustee is instructed in writing by the Company to act otherwise.

All authority conferred or agreed to be conferred by each Holder and Beneficial Owner pursuant to this Additional Tier 1 Security, including the consents given by such Holder and Beneficial Owner, shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder and Beneficial Owner.

The Trustee shall not be liable with respect to (i) the calculation or accuracy of the CET1 Ratio in connection with the occurrence of a Trigger Event and the timing of such Trigger Event, (ii) the failure of the Company to post or deliver the underlying CET1 Ratio calculations of a Trigger Event to the Clearing Systems, the Holders or the Beneficial Owners, (iii) any aspect of the Company’s decision to deliver a Conversion Trigger Notice or the related Automatic Conversion, (iv) the adequacy of the disclosure of these provisions in the Prospectus or any other offering material in respect of the Additional Tier 1 Securities or for the direct or indirect consequences thereof, or (v) any other requirement of the Company contained herein related to a Trigger Event or the Automatic Conversion.

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Following the issuance and delivery of the Settlement Shares to the Settlement Share Depository (or to the relevant recipient in accordance with the terms of the Additional Tier 1 Securities) on the Conversion Date, this Additional Tier 1 Security shall remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the Holders’ and Beneficial Owners’ right to receive Settlement Shares, ADSs or Alternative Consideration, as the case may be, from the Settlement Share Depository (or such other relevant recipient, as applicable).

The Holders and Beneficial Owners shall not at any time have the option to convert the Additional Tier 1 Securities into Settlement Shares.

The occurrence of the Automatic Conversion shall not constitute an Enforcement Event.

Notwithstanding any other provision herein, by its acquisition of the Additional Tier 1 Securities, each Holder and each Beneficial Owner shall be deemed to have (i) agreed to all of the terms and conditions of the Additional Tier 1 Securities, including, without limitation, to those related to (x) Automatic Conversion of its Additional Tier 1 Securities following a Trigger Event and (y) the appointment of the Settlement Share Depository, the issuance of the Settlement Shares to the Settlement Share Depository (or to the relevant recipient in accordance with the terms of this Fifth Supplemental Indenture or the Additional Tier 1 Securities) and the potential sale of the Settlement Shares pursuant to a Settlement Shares Offer and acknowledged that such events in (x) and (y) may occur without any further action on the part of such Holders or Beneficial Owners or the Trustee, (ii) agreed that effective upon, and following, the occurrence of the Automatic Conversion, no amount shall be due and payable to the Holders or the Beneficial Owners under the Additional Tier 1 Securities and the liability of the Company to pay any such amounts (including the principal amount of, or any interest in respect of, the Additional Tier 1 Securities) shall be automatically released, and the Holders and the Beneficial Owners shall not have the right to give any direction to the Trustee with respect to the Trigger Event and any related Automatic Conversion, (iii) waived, to the extent permitted by the Trust Indenture Act, any claim against the Trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Additional Tier 1 Securities, including, without limitation, claims related to or arising out of or in connection with a Trigger Event and/or any Automatic Conversion, and (iv) authorized, directed and requested Clearstream, Luxembourg and/or Euroclear and any direct participant in Clearstream, Luxembourg and/or Euroclear or other intermediary through which it holds such Additional Tier 1 Securities to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such Holder or Beneficial Owner or the Trustee.

The Conversion Price shall be subject to adjustment as provided in Article III of the Fifth Supplemental Indenture.

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Within ten (10) Business Days following the Conversion Date, the Company may, in its sole and absolute discretion, elect that the Settlement Share Depository (or an agent on its behalf) make an offer of, in the Company’s sole and absolute discretion, all or some of the Settlement Shares to, at the Company’s sole and absolute discretion, all or some of the Shareholders upon Automatic Conversion, such offer to be at a cash price per Settlement Share that will be no less than the Conversion Price, subject as provided in Section 2.17 of the Fifth Supplemental Indenture (the “Settlement Shares Offer”).

If the Company elects, in its sole and absolute discretion, that a Settlement Shares Offer be conducted by the Settlement Share Depository, each Holder or Beneficial Owner, by its acquisition of the Additional Tier 1 Securities, shall be deemed to have: (i) irrevocably consented to any Settlement Shares Offer and, notwithstanding that such Settlement Shares are held by the Settlement Share Depository on behalf of Holders and Beneficial Owners, to the Settlement Share Depository using the Settlement Shares delivered to it to settle any Settlement Shares Offer, (ii) irrevocably consented to the transfer of the beneficial interest it holds in the Settlement Shares delivered upon Automatic Conversion to the Settlement Share Depository or to one or more purchasers identified by the Settlement Share Depository in connection with the Settlement Shares Offer in accordance with the terms of the Additional Tier 1 Securities, (iii) irrevocably agreed that the Company and the Settlement Share Depository may take any and all actions necessary to conduct the Settlement Shares Offer in accordance with the terms of the Additional Tier 1 Securities, (iv) irrevocably agreed that none of the Company, the Trustee or the Settlement Share Depository shall, to the extent permitted by applicable law, incur any liability to the Holders or Beneficial Owners in respect of the Settlement Shares Offer (except for the obligations of the Settlement Share Depository in respect of the Holders’ and Beneficial Owners’ entitlement to, and subsequent delivery of, any Alternative Consideration) and (v) authorized, directed and required the Clearing Systems, any direct participant in the Clearing Systems or other intermediary through which it holds the Additional Tier 1 Securities to take any and all necessary action to implement the Automatic Conversion (including, without limitation, any Settlement Shares Offer).

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of this Additional Tier 1 Security, by purchasing or acquiring the Additional Tier 1 Securities, each Holder (including each Beneficial Owner) of the Additional Tier 1 Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities into shares or other securities or other obligations of the Company or another person (and the issue to or conferral on the holder of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Additional Tier 1 Securities; and/or (iii) the amendment or alteration of the maturity of the Additional Tier 1 Securities, or amendment of the amount of interest due on the Additional Tier 1 Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. Bail-in Power may be

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exercised by means of variation of the terms of the Additional Tier 1 Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable, but which have not been paid, prior to the exercise of any U.K. Bail-in Power. Each Holder and each Beneficial Owner of the Additional Tier 1 Securities further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under the Additional Tier 1 Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority.

By its acquisition of the Additional Tier 1 Securities, each Holder and Beneficial Owner (i) acknowledges and agrees that no exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Additional Tier 1 Securities or cancellation or deemed cancellation of interest pursuant to the Fifth Supplemental Indenture and the terms of this Additional Tier 1 Security shall give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act, (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Additional Tier 1 Securities, (iii) acknowledges and agrees that, (a) upon the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority, the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Additional Tier 1 Securities under Section 5.12 of the Capital Securities Indenture and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. Notwithstanding the foregoing in (iii), if, following the completion of the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority, the Additional Tier 1 Securities remain outstanding (for example, if the exercise of the U.K. Bail-in Power results in only a partial write-down of the principal of the Additional Tier 1 Securities) then the Trustee’s duties under the Indenture shall remain applicable with respect to the Additional Tier 1 Securities following such completion to the extent that the Company and the Trustee agree pursuant to a supplemental indenture, unless the Company and the Trustee agree that a supplemental indenture is not necessary, and (iv) shall be deemed to have (a) consented to the exercise of any U.K. Bail-in Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the Additional Tier 1 Securities and (b) authorized, directed and requested the relevant Clearing System and/or any direct participant in the Clearing Systems or other intermediary through which it holds such Additional Tier 1 Securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-in Power with respect to the Additional Tier 1 Securities as it may be imposed, without any further action or direction on the part of such Holder and such Beneficial Owner or the Trustee.

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Each Holder or Beneficial Owner that acquires its Additional Tier 1 Securities in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Additional Tier 1 Securities that acquire the Additional Tier 1 Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Additional Tier 1 Securities, including in relation to interest cancellation, the Automatic Conversion, the U.K. Bail-in Power, the Settlement Shares Offer, and the limitations on remedies specified in this Additional Tier 1 Security and Section 4.04 of the Fifth Supplemental Indenture.

No repayment of principal following any proposed redemption of the Additional Tier 1 Securities or payment of interest on the Additional Tier 1 Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless, at the time that such repayment or payment, respectively is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom applicable to the Company or other members of the Group.

Upon the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Additional Tier 1 Securities, the Company shall provide a written notice to the Clearing Systems as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying Holders and Beneficial Owners of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes only.

The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Capital Securities Indenture shall survive any exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Additional Tier 1 Securities and any Automatic Conversion.

The exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Additional Tier 1 Securities shall not constitute an Enforcement Event.

A “Winding-up or Administration Event” shall result if (i) an order is made, or an effective resolution is passed, for the winding-up of the Company (except in each such case, a solvent winding-up solely for the purposes of a reorganization, reconstruction or amalgamation of the Company or the substitution in place of the Company of a successor in the business of the Company, the terms of which (i) have previously been approved in writing by Holders of not less than 2/3 (two thirds) in aggregate principal amount of the Additional Tier 1 Securities and (ii) do not provide that the Additional Tier 1 Securities shall thereby become redeemable or repayable in accordance with their terms); or (ii) an administrator of the Company is appointed and such administrator declares, or gives notice that it intends to declare and distribute a dividend.

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If a Winding-up or Administration Event occurs prior to the occurrence of a Trigger Event, subject to the subordination provisions of Article 5 of the Fifth Supplemental Indenture, the principal amount of the Additional Tier 1 Securities shall become immediately due and payable, without the need of any further action on the part of the Trustee, the Holders or any other Person, including the declaration by the Trustee, the Holders or any other Person that the principal amount of the Additional Tier 1 Securities has become immediately due and payable.

Subject to Section 2.12 of the Fifth Supplemental Indenture, if the Company fails to pay any amount of principal in respect of the Additional Tier 1 Securities and such non-payment is not remedied within a period of seven (7) calendar days or more after the date on which such payment is due (a “Non-Payment Event”), the Trustee may, on behalf of the Holders and Beneficial Owners, at its discretion, or shall at the direction of Holders of 25% of the aggregate principal amount of outstanding Additional Tier 1 Securities, subject to any applicable laws, institute proceedings for the winding up of the Company. In the event of a winding-up or liquidation of the Company (whether or not instituted by the Trustee) the Trustee may prove the claims of the Holders, Beneficial Owners and the Trustee in the winding-up proceeding of the Company and/or claim in the liquidation of the Company, such claims as are set out in Section 5.01(c) and Section 5.01(d) of the Fifth Supplemental Indenture. For the avoidance of doubt, the Trustee may not declare the principal amount of any outstanding Additional Tier 1 Securities to be due and payable and may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid on the Additional Tier 1 Securities.

In the event of a breach of any term, obligation or condition binding upon the Company under the Additional Tier 1 Securities or the Indenture (other than any payment obligation of the Company under or arising from the Additional Tier 1 Securities or the Indenture, including payment of any principal or interest, including any damages awarded for breach of any obligations) (such obligation, a “Performance Obligation”), the Trustee may without further notice institute such proceedings against the Company as it may deem fit to enforce the Performance Obligation, provided that the Company shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums, in cash or otherwise (including any damages) earlier than the same would otherwise have been payable under the Additional Tier 1 Securities or the Indenture. For the avoidance of doubt, the breach by the Company of any Performance Obligation shall not confer upon the Trustee (acting on behalf of the Holders) and/or the Holders or Beneficial Owners of the Additional Tier 1 Securities any claim for damages and, in the event of such a breach of a Performance Obligation, the sole and exclusive remedy that the Trustee (acting on behalf of the Holders) and/or the Holders or Beneficial Owners of the Additional Tier 1 Securities may seek under the Additional Tier 1 Securities and the Indenture is specific performance under the laws of the State of New York. By its acquisition of the Additional Tier 1 Securities, each Holder and Beneficial Owner of the Additional Tier 1 Securities acknowledges and agrees (i) that such Holder and Beneficial Owner shall not seek, and shall not direct the Trustee (acting on their behalf) to seek, any claim for damages against the Company in respect of any breach by the Company of a Performance Obligation, and (ii) that the sole and exclusive remedy that such Holder and Beneficial Owner and/or the Trustee (acting on their behalf) may seek under the Additional Tier 1 Securities and the Indenture for a breach by the Company of a Performance Obligation is specific performance under the laws of the State of New York.

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Other than the limited remedies specified in this Additional Tier 1 Security and Article IV of the Fifth Supplemental Indenture, and subject to the second paragraph below, no remedy against the Company shall be available to the Trustee (acting on behalf of the Holders) or the Holders and Beneficial Owners, whether for the recovery of amounts owing in respect of such Additional Tier 1 Securities or under the Indenture, or in respect of any breach by the Company of any of the Company’s obligations under or in respect of the terms of such Additional Tier 1 Securities or under the Indenture in relation thereto; provided, however, that the Company’s obligations to the Trustee under, and the Trustee’s lien provided for in, Section 6.07 of the Capital Securities Indenture and the Trustee’s rights to have money collected applied first to pay amounts due to it under such Section pursuant to Section 5.06 of the Capital Securities Indenture shall not be limited or impaired by Article IV of the Fifth Supplemental Indenture or otherwise and expressly survive any Enforcement Event and are not subject to the subordination provisions of Section 5.01 and the waiver of set-off provisions of Section 5.02 of the Fifth Supplemental Indenture.

For purposes of the Capital Securities Indenture, “Event of Default” shall mean an “Enforcement Event” as defined in this Fifth Supplemental Indenture, except that the term “Event of Default” as used in Article 8 of the Capital Securities Indenture shall mean “Winding-up or Administration Event.”

Notwithstanding the limitations on remedies specified in this Additional Tier 1 Security and under Article IV of the Fifth Supplemental Indenture, (1) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the Holders and Beneficial Owners of the Additional Tier 1 Securities under the provisions of the Indenture, and (2) nothing shall impair the right of a Holder or Beneficial Owner of the Additional Tier 1 Securities under the Trust Indenture Act, absent such Holder’s or Beneficial Owner’s consent, to sue for any payment due but unpaid with respect to the Additional Tier 1 Securities; provided that, in the case of (1) and (2) above, any payments in respect of, or arising from, the Additional Tier 1 Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Additional Tier 1 Securities, shall be subject to the subordination provisions set forth in Section 5.01 and the waiver of set-off provisions of Section 5.02 of the Fifth Supplemental Indenture.

In furtherance of Section 6.01 of the Capital Securities Indenture:

(i)        For purposes of Sections 315(a) and 315(c) of the Trust Indenture Act, the term “default” is hereby defined to mean an Enforcement Event which has occurred and is continuing.

(ii)        Notwithstanding anything contained in the Capital Securities Indenture to the contrary, the duties and responsibilities of the Trustee under this Indenture shall be subject to the protections, exculpations and limitations on liability afforded to an indenture trustee under the provisions of the Trust Indenture Act.

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With respect to the Additional Tier 1 Securities only, Section 12.01(a) of the Capital Securities Indenture shall be amended and restated in its entirety by Section 5.01 of the Fifth Supplemental Indenture. References in the Capital Securities Indenture to Section 12.01(a) thereof shall be to Section 5.01 of the Fifth Supplemental Indenture. For the avoidance of doubt, no provision of Article 12 of the Capital Securities Indenture other than Section 12.01(a) shall be amended by the Fifth Supplemental Indenture.

The Additional Tier 1 Securities shall constitute the Company’s direct, unsecured, unguaranteed and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the Holders and Beneficial Owners of the Additional Tier 1 Securities against the Company in respect of or arising from the Additional Tier 1 Securities shall be subordinated to the claims of Senior Creditors.

If a Winding-up or Administration Event occurs prior to the date on which a Trigger Event occurs, there shall be payable by the Company in respect of each Additional Tier 1 Security (in lieu of any other payment by the Company) such amount, if any, as would have been payable to the Holder or Beneficial Owner if, throughout such Winding-up or Administration Event, such Holder or Beneficial Owner were the holder of one of a class of preference shares in the capital of the Company (“Notional Preference Shares”) having an equal right to a return of assets in the Winding-up or Administration Event to, and so ranking pari passu with, the holders of the most senior class or classes of issued preference shares in the capital of the Company from time to time (if any) (excluding any such holders that are Senior Creditors by virtue of clause (b) of the definition of Senior Creditors) and which have a preferential right to a return of assets in the Winding-up or Administration Event over, and ranking ahead of, the holders of all other classes of issued shares for the time being in the capital of the Company (excluding any such holders that are Senior Creditors by virtue of clause (b) of the definition of Senior Creditors) but ranking junior to the claims of Senior Creditors and on the assumption that the amount that such holder was entitled to receive in respect of each Notional Preference Share is an amount equal to the principal amount of, the relevant Additional Tier 1 Security together with, to the extent not otherwise included within the foregoing, any other amounts attributable to such Additional Tier 1 Security, including any Accrued Interest thereon and any damages awarded for breach of any obligations in respect thereof, regardless of whether the Solvency Condition is satisfied on the date upon which the same would otherwise be due and payable (and, in the case of an administration, on the assumption that such shareholders were entitled to claim and recover in respect of their shares to the same degree as in a winding up or liquidation).

If a Winding-up or Administration Event occurs at any time on or following the date on which a Trigger Event occurs but the Settlement Shares to be issued and delivered to the Settlement Share Depository on the Conversion Date have not been so delivered, there shall be payable by the Company in respect of each Additional Tier 1 Security (in lieu of any other payment by the Company) such amount, if any, as would have been payable to the Holder or Beneficial Owner of such Additional Tier 1 Security in a Winding-up or Administration Event if the Conversion Date in respect of the Automatic Conversion had occurred immediately before the occurrence of a Winding-up or Administration Event and, accordingly, as if such holder were, throughout such

A-22

Winding-up or Administration Event, the holder of such number of Ordinary Shares as it would have been entitled to receive upon Automatic Conversion (ignoring for this purpose the Company’s right to make an election for a Settlement Shares Offer to be effected pursuant to Section 2.17 of the Fifth Supplemental Indenture), regardless of whether the Solvency Condition is satisfied on such date (and, in the case of an administration, on the assumption that shareholders were entitled to claim and recover in respect of their shares to the same degree as in a winding up or liquidation).

Other than in the event of a Winding-up or Administration Event of the Company, or in relation to the Cash Component of any Alternative Consideration in any Settlement Shares Offer, payments in respect of or arising under the Additional Tier 1 Securities (including any damages for breach of any obligations thereunder) shall, in addition to the cancellation of any interest payment pursuant to the terms of the Fifth Supplemental Indenture or this Additional Tier 1 Security, be conditional (i) upon the Company’s being solvent at the time when the relevant payment is due to be made, and (ii) in that no principal, interest or other amount payable shall be due and payable in respect of or arising from the Additional Tier 1 Securities except to the extent that the Company could make such payment and still be solvent immediately thereafter (such condition referred to herein as the “Solvency Condition”).

For purposes of determining whether the Solvency Condition is met, the Company shall be considered to be solvent at a particular point in time if (i) it is able to pay its debts owed to Senior Creditors as they fall due and (ii) its Assets are at least equal to its Liabilities.

Subject to applicable law, no Holder of Additional Tier 1 Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company arising under, or in respect of, or in connection with, the Additional Tier 1 Securities and each Holder of Additional Tier 1 Securities shall, by virtue of its holding of any Additional Tier 1 Securities, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the previous sentence, if any amount owing to any holder of any Additional Tier 1 Security by the Company in respect of, or arising under or in connection with the Additional Tier 1 Securities is discharged by set-off, such holder shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Company (or, in the event of its winding-up or administration, the liquidator or, as appropriate, administrator of the Company) and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Company (or the liquidator or, as appropriate, administrator of the Company) and accordingly any such discharge shall be deemed not to have taken place.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Additional Tier 1 Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 2/3 (two thirds) in aggregate majority in principal amount of the Additional Tier 1 Securities then outstanding of each series to be affected.

A-23

Holders of not less than a majority in aggregate principal amount of the outstanding Securities may on behalf of the Holders of all of the Additional Tier 1 Securities waive any past Enforcement Event that results from a breach by the Company of a Performance Obligation. Holders of a majority of the aggregate principal amount of the outstanding Additional Tier 1 Securities shall not be entitled to waive any past default that results from a Winding-up or Administration Event or a Non-Payment Event.

As provided in and subject to the provisions of the Indenture, the Holder of this Additional Tier 1 Security shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Enforcement Event with respect to the Additional Tier 1 Securities of this series specifying such Enforcement Event, the Holders of not less than 25% in aggregate principal amount of the Additional Tier 1 Securities of this series then outstanding shall have made written request to the Trustee to institute proceedings in respect of such Enforcement Event as Trustee and offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding aggregate principal amount of Additional Tier 1 Securities of this series.

This Additional Tier 1 Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in initial denominations of £200,000 and increments of £1,000 thereafter. The denominations cannot be changed without the consent of the Trustee. The denomination of each interest in this Additional Tier 1 Security shall be the “Tradable Amount” of such book-entry interest. Prior to the Automatic Conversion, the aggregate Tradable Amount of the interests in this Additional Tier 1 Security shall equal this Additional Tier 1 Security’s outstanding principal amount. Following the Automatic Conversion, the principal amount of this Additional Tier 1 Security shall equal zero.

Prior to due presentment of this Additional Tier 1 Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Additional Tier 1 Security is registered as the owner hereof for all purposes, whether or not this Additional Tier 1 Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Additional Tier 1 Security shall be governed by and construed in accordance with the laws of the State of New York, except as otherwise provided for (i) pursuant to Section 1.12 of the Capital Securities Indenture and Section 10.07 of the Fifth Supplemental Indenture, the subordination provisions referred to herein and in Section 5.01 of the Fifth Supplemental Indenture (which amends in its entirety Section 12.01(a) of the Capital Securities Indenture) and Section 5.02 of the Fifth Supplemental Indenture, which are governed by, and construed in accordance with, Scots law (other than the Trustee’s own rights, duties or immunities under Article 12 of the Capital Securities Indenture, as amended by Section 5.01 of the Fifth Supplemental Indenture, or otherwise), and (ii) the authorization and execution by the Company of this Additional Tier 1 Security shall be governed by (in addition to the laws of the State of New York relevant to execution) the jurisdiction of the Company.

A-24

Exhibit B

Form of Conversion Trigger Notice

NOTICE TO THE CLEARING SYSTEMS [AND FOR PUBLICATION
AS A NOTICE TO HOLDERS AND BENEFICIAL OWNERS]

[Lloyds Letterhead]

To:	Euroclear Bank S.A./N.V. New Issues Department 1 Boulevard du Roi Albert II B-210 Brussels, Belgium Fax: +32 (0) 2 224 1421 Email: newissues.issueragreement@euroclear.com	Clearstream Banking, S.A. New Issues Department 42 Avenue J.F. Kennedy L-1855 Luxembourg Fax: + 44 (0)207 862 7005 Email: issueragreements@clearstream.com
Cc:	The Bank of New York Mellon, London Branch One Canada Square London E14 5AL United Kingdom Attn: Corpsov 4 team Email: corpsov4@bnymellon.com Fax: +44 (0) 1202 689849

Re: Lloyds Banking Group plc £750,000,000 Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Contingent Convertible Securities (ISIN: XS2529511722) – Notice to Clearing Systems, Holders and Beneficial Owners of the Occurrence of a Trigger Event

This notice is in relation to Lloyds Banking Group plc’s (the “Company”) £750,000,000 Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Contingent Convertible Securities (ISIN: XS2529511722) issued on September 7, 2022 (the “Securities”) pursuant to the Base Capital Securities Indenture, dated as of March 6, 2014, between the Company and The Bank of New York Mellon, London Branch, as Trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated as of September 7, 2022, among, inter alios, the Company and the Trustee (together, the “Indenture”), and pursuant to the prospectus dated June 7, 2022, as supplemented by the prospectus supplement dated August 31, 2022. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Indenture.

The Company hereby notifies Clearstream Banking, S.A. (“Clearstream, Luxembourg”) and Euroclear Bank S.A./N.V. (“Euroclear” and, together with Clearstream, Luxembourg, the “Clearing Systems”), the Holders and Beneficial Owners of the Additional Tier 1 Securities that a Trigger Event has occurred with respect to the Additional Tier 1 Securities. Such Trigger Event has occurred because the Group’s CET1 Ratio as of [date], as published by the Company was less than 7.00%.

Upon the occurrence of the Trigger Event, the terms of the Additional Tier 1 Securities provide for the Automatic Conversion of the Additional Tier 1 Securities on the Conversion Date, which is expected to be [date], at the Conversion Price. Upon the Automatic Conversion, all of the Company’s obligations under the Additional Tier 1 Securities shall be irrevocably and automatically released in consideration of the Company’s issuance and delivery of Settlement Shares to the Settlement Share Depository (or other relevant recipient). However, the terms of the Additional Tier 1 Securities provide that the Additional Tier 1 Securities shall remain in existence until the applicable Settlement Date for the sole purpose of evidencing a right to receive Settlement Shares, ADSs or Alternative Consideration, as applicable, from the Settlement Share Depository.

Accordingly, the Company hereby instructs the Clearing Systems to indicate to all participants that payments of principal and interest are no longer payable under the Additional Tier 1 Securities as of the Conversion Date and that the Additional Tier 1 Securities will have no further entitlement to interest or principal as of such date by making a note to that effect in its systems.

Should the Clearing Systems, any Holder or any Beneficial Owner of the Additional Tier 1 Securities have any inquiries, please contact either the Company at [Telephone, Fax, Email] or [Name], the Settlement Share Depository, at [Telephone, Fax, Email] 1

1 Insert contact details of any Settlement Share Depository, or, if LBG has been unable to appoint a Settlement Share Depository, any other details required to set out the issuance and/or delivery procedures in respect of the Settlement Shares, ADSs or any Alternative Consideration as to Holders and Beneficial Owners as LBG shall consider reasonable in the circumstances.

B-2

Exhibit C

Form of Trigger Event Officer’s Certificate

LLOYDS BANKING GROUP PLC

Trigger Event Officer’s Certificate

This Officer’s Certificate is being delivered in relation to Lloyds Banking Group plc’s (the “Company”) £750,000,000 Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Contingent Convertible Securities (ISIN: XS2529511722) issued on September 7, 2022 (the “Securities”) pursuant to the Base Capital Securities Indenture, dated as of March 6, 2014, between the Company and The Bank of New York Mellon, London Branch, as Trustee (the “Trustee”), as amended and supplemented by the Fifth Supplemental Indenture, dated as of September 7, 2022, among, inter alios, the Company and the Trustee (together, the “Indenture”).

Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Indenture.

Pursuant to Section 1.02 of the Capital Securities Indenture and Section 2.15(b) of the Fifth Supplemental Indenture, the undersigned, being authorized signatory of the Company and authorized by the Company to give this certificate, hereby certifies as follows:

(a)       I have read all of the covenants and conditions in the Indenture, setting forth certain provisions in respect of the occurrence of a Trigger Event, including Section 2.15(b) of the Fifth Supplemental Indenture, and the definitions relating thereto;

(b)       [Include a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based][I have reviewed such other documents as I have deemed necessary as a basis for the opinion hereinafter expressed];

(c)       I have made such other examinations and investigations as I have deemed necessary to enable me to express an informed opinion as to (i) whether or not such covenants and conditions have been complied with, and (ii) the matters set forth in (d) below; and

(d)       In my opinion, such conditions (including all conditions precedent) and covenants have been complied with; and

(e)       a Trigger Event has occurred with respect to the Additional Tier 1 Securities. Such Trigger Event has occurred because the Group’s CET1 Ratio as of [date], as published by the Company, was less than 7.00%.

[Concurrently with][Immediately following] the delivery of this Trigger Event Officer’s Certificate, the Company is delivering to Clearstream Banking, S.A. (“Clearstream, Luxembourg”) and Euroclear Bank S.A./N.V. (“Euroclear” and, together with Clearstream, Luxembourg, the “Clearing Systems”) the Conversion Trigger Notice attached hereto as Exhibit A as a notice to the Clearing Systems [and for publication as a notice to Holders and Beneficial Owners] in the form set forth in Exhibit B to the Fifth Supplemental Indenture.

The Trustee is entitled to conclusively rely on and accept this Trigger Event Officer’s Certificate without any duty whatsoever of further inquiry as sufficient and conclusive evidence of the occurrence of a Trigger Event, and this Trigger Event Officer’s Certificate shall be conclusive and binding on the Trustee, the Holders and the Beneficial Owners.

Dated: [•]

Name:
Title:
C-2

Exhibit D

Form of Settlement Shares Offer Notice

NOTICE TO THE CLEARING SYSTEMS [AND FOR PUBLICATION
AS A NOTICE TO HOLDERS AND BENEFICIAL OWNERS]

[LBG Letterhead]

To:	Euroclear Bank S.A./N.V. New Issues Department 1 Boulevard du Roi Albert II B-210 Brussels, Belgium Fax: +32 (0) 2 224 1421 Email: newissues.issueragreement@euroclear.com	Clearstream Banking, S.A. New Issues Department 42 Avenue J.F. Kennedy L-1855 Luxembourg Fax: + 44 (0)207 862 7005 Email: issueragreements@clearstream.com
Cc:	The Bank of New York Mellon, London Branch One Canada Square London E14 5AL United Kingdom Attn: Corpsov 4 team Email: corpsov4@bnymellon.com Fax: +44 (0) 1202 689849

Re: Lloyds Banking Group plc £750,000,000 Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Contingent Convertible Securities (ISIN: XS2529511722) – Notice to Clearing Systems, Holders and Beneficial Owners –Election to Conduct a Settlement Shares Offer

This notice is in relation to Lloyds Banking Group plc’s (the “Company”) £750,000,000 Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Contingent Convertible Securities (ISIN: XS2529511722) issued on September 7, 2022 (the “Securities”) pursuant to the Base Capital Securities Indenture, dated as of March 6, 2014, between the Company and The Bank of New York Mellon, London Branch, as Trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated as of September 7, 2022, among, inter alios, the Company and the Trustee (together, the “Indenture”), and pursuant to the prospectus dated June 7, 2022, as supplemented by the prospectus supplement dated August 31, 2022 (the “Prospectus”). Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Indenture.

The Company hereby notifies Clearstream Banking, S.A. (“Clearstream, Luxembourg”) and Euroclear Bank S.A./N.V. (“Euroclear” and, together with Clearstream, Luxembourg, the “Clearing Systems”), the Holders and the Beneficial Owners of the Additional Tier 1 Securities that it has elected that the Settlement Share Depository conduct a Settlement Shares Offer. The Settlement Shares Offer Period will extend from the date of this notice until [date]2.

[2] Note: Insert the date that the Settlement Shares Offer expires, which shall be no later than forty (40) business days after the delivery of this Settlement Shares Offer Notice.

In addition, the Company hereby notifies the Clearing Systems, the Holders and the Beneficial Owners of the Additional Tier 1 Securities that the Suspension Date shall be [date]3. Accordingly, the Company hereby instructs Euroclear and Clearstream, Luxembourg to block the clearance and settlement of the Additional Tier 1 Securities on the Suspension Date. As described in the Prospectus, Holders and Beneficial Owners will not be able to settle the transfer of any Additional Tier 1 Securities following the Suspension Date, and any sale or other transfer of the Additional Tier 1 Securities that a Holder or Beneficial Owner may have initiated prior to the commencement to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by such Clearing System and will not be settled through such Clearing System.

Should the Clearing Systems, any Holder or any Beneficial Owner of the Additional Tier 1 Securities have any inquiries, please contact either the Company at [Telephone, Fax, Email] or [Name], the Settlement Share Depository, at [Telephone, Fax, Email] 4

[3] Note: Insert the Suspension Date, which is the date on which the Clearing Systems shall block all positions relating to Additional Tier 1 Securities held in the Clearing System, which will suspend all clearance and settlement of transactions in the Additional Tier 1 Securities in accordance with applicable rules and procedures through the Clearing Systems.

[4] Insert contact details of any Settlement Share Depository, or, if LBG has been unable to appoint a Settlement Share Depository, any other details required to set out the issuance and/or delivery procedures in respect of the Settlement Shares, ADSs or any Alternative Consideration as to Holders and Beneficial Owners as LBG shall consider reasonable in the circumstances.

D-2

Exhibit E

Form of Settlement Request Notice

NOTICE TO CLEARING SYSTEMS [AND FOR PUBLICATION
AS A NOTICE TO HOLDERS AND BENEFICIAL OWNERS]

[LBG Letterhead]

To:	Euroclear Bank S.A./N.V. New Issues Department 1 Boulevard du Roi Albert II B-210 Brussels, Belgium Fax: +32 (0) 2 224 1421 Email: newissues.issueragreement@euroclear.com	Clearstream Banking, S.A. New Issues Department 42 Avenue J.F. Kennedy L-1855 Luxembourg Fax: + 44 (0)207 862 7005 Email: issueragreements@clearstream.com
Cc:	The Bank of New York Mellon, London Branch One Canada Square London E14 5AL United Kingdom Attn: Corpsov 4 team Email: corpsov4@bnymellon.com Fax: +44 (0) 1202 689849

Re: Lloyds Banking Group plc £750,000,000 Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Contingent Convertible Securities (ISIN: XS2529511722) – Notice to the Clearing Systems, Holders and Beneficial Owners –Election to Conduct a Settlement Shares Offer

This notice is in relation to Lloyds Banking Group plc’s (the “Company”) £750,000,000 Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Contingent Convertible Securities (ISIN: XS2529511722) issued on September 7, 2022 (the “Securities”) pursuant to the Base Capital Securities Indenture, dated as of March 6, 2014, between the Company and The Bank of New York Mellon, London Branch, as Trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated as of September 7, 2022, among, inter alios, the Company and the Trustee (together, the “Indenture”), and pursuant to the prospectus dated June 7, 2022, as supplemented by the prospectus supplement dated August 31, 2022 (the “Prospectus”). Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Indenture.

The Company hereby requests that Holders and Beneficial Owners of the Additional Tier 1 Securities provide notice to [Name of Settlement Share Depository (or other nominee)], as [Settlement Share Depository]5, with a copy to the Trustee, in the form provided in Exhibit F to the Fifth Supplemental Indenture before [date] (the “Notice Cut-off Date”).

[5] Note: If LBG has been unable to appoint a Settlement Share Depository, this should refer to the entity undertaking its functions.

If a Holder or Beneficial Owner of the Additional Tier 1 Securities properly completes and delivers a Settlement Notice on or before the Notice Cut-off Date, the Settlement Share Depository shall, in accordance with the terms of the Fifth Supplemental Indenture, deliver to such Holder or Beneficial Owner the relevant Settlement Shares (rounded down to the nearest whole number of Settlement Shares), ADSs or Alternative Consideration, as applicable, two (2) Business Days after the date on which the Settlement Notice is received by the Settlement Share Depository.

If a Holder or Beneficial Owner of the Additional Tier 1 Securities fails to properly complete and deliver a Settlement Notice before the Notice Cut-off Date, the Settlement Share Depository shall continue to hold the relevant Settlement Shares or Alternative Consideration. However, the relevant Securities shall be canceled on the Final Cancellation Date, which shall be [Date],6 and any Holder or Beneficial Owner delivering a Settlement Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Settlement Shares, ADSs or Alternative Consideration, as applicable, satisfactory to the Settlement Share Depository in its sole and absolute discretion in order to receive delivery of such Settlement Shares, ADSs or Alternative Consideration.

Should Clearstream Banking, S.A., Euroclear Bank S.A./N.V., any Holder or any Beneficial Owner of the Additional Tier 1 Securities have any inquiries, please contact either the Company at [Telephone, Fax, Email] or [Name], the [Settlement Share Depository], at [Telephone, Fax, Email].

[6] Note: The Final Cancellation Date may be up to twelve (12) business days following the Notice Cut-off Date.

E-2

Exhibit F

Form of Settlement Notice7
NOTICE TO THE [SETTLEMENT SHARE DEPOSITORY AND]
THE CLEARING SYSTEMS

To:	Euroclear Bank S.A./N.V. New Issues Department 1 Boulevard du Roi Albert II B-210 Brussels, Belgium Fax: +32 (0) 2 224 1421 Email: newissues.issueragreement@euroclear.com	Clearstream Banking, S.A. New Issues Department 42 Avenue J.F. Kennedy L-1855 Luxembourg Fax: + 44 (0)207 862 7005 Email: issueragreements@clearstream.com
Cc:	The Bank of New York Mellon, London Branch One Canada Square London E14 5AL United Kingdom Attn: Corpsov 4 team Email: corpsov4@bnymellon.com Fax: +44 (0) 1202 689849

Re: Lloyds Banking Group plc £750,000,000 Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Contingent Convertible Securities (ISIN: XS2529511722) – Notice to Clearing Systems, Holders and Beneficial Owners –Election to Conduct a Settlement Shares Offer

This notice is in relation to Lloyds Banking Group plc’s (the “Company”) £750,000,000 Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Contingent Convertible Securities (ISIN: XS2529511722) issued on September 7, 2022 (the “Securities”) pursuant to the Base Capital Securities Indenture, dated as of March 6, 2014, between the Company and The Bank of New York Mellon, London Branch, as Trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated as of September 7, 2022, among, inter alios, the Company and the Trustee (together, the “Indenture”), and pursuant to the prospectus dated June 7, 2022, as supplemented by the prospectus supplement dated August 31, 2022 (the “Prospectus”). Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Indenture.

[7] Note: Addresses to be reconfirmed prior to when notice is sent; subject to modification if Securities are in definitive form and to changes in Euroclear and/or Clearstream, Luxembourg and CREST (or successor clearing system) policies and procedures.

INFORMATION OF THE HOLDER OR BENEFICIAL OWNER FOR DELIVERY OF SETTLEMENT SHARES OR ALTERNATIVE CONSIDERATION

Surname/Company Name:

First name:

Name to be entered in the share register of Lloyds Banking Group plc:

Tradable Amount of the Additional Tier 1 Securities held on the date hereof:

Securities to be delivered:

□ Settlement Shares

CREST participant ID:

CREST member account (if applicable):

[Account details of clearing system account]8

[Address to which any Settlement Shares should be delivered]9

□ American Depositary Shares

Registered account in the Company’s American Depositary Share facility:

Cash account details (if applicable):

YOU MUST DELIVER THE SETTLEMENT NOTICE TO THE SETTLEMENT SHARE DEPOSITORY AND THE TRUSTEE VIA Clearstream Banking, S.A. OR Euroclear Bank S.A./N.V. BEFORE [DATE].

If you fail to properly complete and deliver the Settlement Notice on or before the Notice Cut-off Date, the Settlement Share Depository shall continue to hold your Settlement Shares or Alternative Consideration. However, your Additional Tier 1 Securities shall be canceled on the Final Cancellation Date, which shall be [date],10 and you will have to provide evidence of your entitlement to the relevant Settlement Shares, ADSs or Alternative Consideration, as applicable, satisfactory to the Settlement Share

[8] Note: To be included if the Settlement Shares will be delivered through a clearing system account other than CREST.

[9] Note: To be included if the Settlement Shares are not a participating security in CREST or any another clearing system.

[10] Note: The Final Cancellation Date may be up to twelve (12) Business Days following the Notice Cut-off Date.

F-2

Depository in its sole and absolute discretion in order to receive delivery of such Settlement Shares, ADSs or Alternative Consideration.

F-3